Exhibit 10.14

SUBLEASE

athenahealth, Inc., a Delaware corporation, with a place of business at 311 Arsenal Street, Watertown, MA 02472 (“Sublessor”), and Anaplan, Inc., a Delaware corporation with a place of business at 625 Second Street, Suite 101, San Francisco, CA 94107 (“Sublessee”), make this Sublease as of November 9, 2017 (the “Effective Date”).

Preliminary Statement

Sublessor is the tenant under a Lease dated November 26, 2013, by and between Sublessor and BXP Folsom-Hawthorne LLC, a Delaware limited liability company ( “Lessor”), as landlord, as amended by First Amendment to Lease dated August 7, 2014, Second Amendment to Lease dated March13, 2015, Third Amendment to Lease dated August 18, 2016 and Fourth Amendment to Lease April 5, 2017 (as so amended, being hereinafter referred to as the “Lease”, which Lease is attached hereto as Exhibit A), with respect to premises (the “Premises”) consisting of approximately 55,726 rentable square feet within the building 50 Hawthorne Street, San Francisco, California (the “Building), as more particularly described in the Lease.

Sublessor desires to sublet to Sublessee, and Sublessee desires to accept from Sublessor, the entire Premises containing approximately 55,726 rentable square feet, consisting of (i) 16,682 rentable square feet located on the ground floor, (ii) 19,522 rentable square feet on the second floor, and (iii) 19,522 rentable square feet on the third floor.) as shown on Exhibit B (the “Subleased Premises”), on the terms and conditions set forth in this Sublease.

Agreement

In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sublessee and Sublessor hereby acknowledge, Sublessor and Sublessee agree as follows:

1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises subject to the terms and conditions of this Sublease. Sublessor shall deliver the Subleased Premises to Sublessee on the Commencement Date (as hereinafter defined) in such “AS IS, WHERE IS” condition as exists on the date delivered to Sublessee, free of all occupants other than Sublessee and with the “Building Systems” as defined in the Lease (the “Building Systems”) in good operating condition. Upon acceptance of possession of the Subleased Premises by Sublessee, Sublessee shall conclusively be deemed to have accepted the Subleased Premises in the condition delivered and to have acknowledged that the Subleased Premises are in good condition and satisfactory to Sublessee in all respects, that the Building Systems are in good operating condition, and that Sublessor has no obligation to make any improvements to the Subleased Premises or to the Building Systems. Sublessee acknowledges that Sublessor has made no representations or warranties concerning the Subleased Premises, the Building Systems or the Building or their fitness for Sublessee’s purposes, except as expressly set forth in this Sublease.

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2. Term. The term of this Sublease (the “Sublease Term”) shall commence on the last to occur of (i) December 1, 2017, (ii) the date upon which Lessor consents to this Sublease in writing in accordance with Section 18 below, and (iii) the delivery of the Subleased Premises to Sublessee (the “Commencement Date”) and shall terminate on February 28, 2026 (the “Expiration Date”) or such sooner date upon which the Sublease Term may expire or terminate under this Sublease, the Lease or pursuant to law. Promptly following the final determination of the Commencement Date and upon request of Sublessor, Sublessor and Sublessee shall jointly execute a written declaration specifying the actual Commencement Date.

3. Use. Sublessee shall use and occupy the Subleased Premises only for general office purposes (the “Permitted Use”) subject to the terms and conditions of this Sublease and the Lease. Sublessee shall also comply with all laws governing or affecting Sublessee’s use of the Subleased Premises, and Sublessee acknowledges that Sublessor has made no representations or warranties concerning whether the Permitted Use complies with such laws.

4. Monthly Base Rent. Commencing on that date which is two (2) months following the Commencement Date (the “Rent Commencement Date”) and continuing through the Sublease Term, Sublessee shall pay to Sublessor base rent (“Base Rent”) in equal monthly installments as follows:

Lease Year	Annual Base Rent	Monthly Payment of Base Rent	Annual Base Rent per Rentable Square Foot
1	$4,680,984.00	$390,082.00	$84.00
2	$4,821,413.52	$401,784.46	$86.52
3	$4,966,301.12	$413,858.43	$89.12
4	$5,115,089.54	$426,257.46	$91.79
5	$5,268,336.04	$439,028.00	$94.54
6	$5,426,597.88	$452,216.49	$97.38
7	$5,589,317.80	$465,776.48	$100.30
8	$5,757,053.06	$479,754.42	$103.31
9	$5,929,803.66	$494,150.31	$106.41

For purposes hereof, “Lease Year” shall mean each twelve month period beginning on the Rent Commencement Date or any anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Rent Commencement Date and end on the last day of the calendar month including the first anniversary of the Rent Commencement Date and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year and end on the day prior to the next anniversary of the Rent Commencement Date, or, if earlier, on the Expiration Date. Base Rent shall be due in advance on the first day of each calendar month during the Sublease Term. Base Rent in an amount equal to the Base Rent payable for the first full calendar month of the Term shall be delivered to Sublessor by Sublessee upon execution of this Sublease by Sublessee. The Base Rent shall be paid to Sublessor at its offices located at the following address: 311 Arsenal Street, Watertown, MA 02472, Attention: Mark Blair, or such other place

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as Sublessor may designate in writing, in lawful money of the United States of America, without demand, deduction, offset or abatement. Base Rent shall be prorated for any partial calendar month at the beginning or end of the Sublease Term. All sums due under this Sublease other than Base Rent shall be deemed “Additional Rent.”

5. Additional Rent. Sublessee shall pay 100% of the sums payable by Sublessor under Article 4 of the Lease on account of “Tenant’s Share” (defined as 100%) of the annual “Building Direct Expenses” to the extent in excess of the amount of “Building Direct Expenses” applicable to the “Base Year”, which, for purposes of the Sublease only shall be fiscal year 2018 (July 1, 2017 through June 30, 2018) with respect to Tax Expenses, and shall otherwise be Calendar Year 2018, provided, however, that Sublessee shall pay 100% of all Additional Rent and other sums payable by Sublessor under said Article 4 of the Lease and all other sums payable under any other provision of the Lease for which the Lease does not provide a base year, including, without limitation all charges payable on account of so-called “after hours” HVAC service provided during times other than Building Hours and all other Additional Rent. Without limiting the generality of the foregoing, Sublessee shall pay 100% of Tenant’s Share of Capital Expenses, as provided in Article 4 of the Lease, to the extent allocable to Capital Expenses arising after calendar year 2018. Except as set forth in the following sentence, any Additional Rent payable under the Lease for a period that includes both a portion of the Sublease Tern and a period prior to or subsequent to the Sublease Term shall be allocated between Sublessee and Sublessor on a per diem basis. Sublessee shall make estimated payments of the amounts due under Article 4 of the Lease to Sublessor to the extent Lessor requires the same of Sublessor, as tenant under the Lease. Unless a shorter period exists for payment of the same under the Lease, all amounts for which no time period is specified herein or in the Lease shall be due to Sublessor from Sublessee within thirty (30) days of billing for the same. In addition, Sublessee shall pay to Sublessor (or, if payable directly to the utility company under the Lease, to the appropriate utility company) all amounts payable on account of electricity consumed within the Subleased Premises during the Sublease Term, and shall pay for any telecommunications or internet service to the Subleased Premises. Sublessee shall also pay all amounts payable to the Landlord and to any utility companies or other third parties pursuant to Section 6.2 of the Lease to the extent arising during the Sublease Term. Without limiting the generality of the foregoing, Sublessee shall be responsible for maintaining, repairing and replacing the supplemental HVAC Units exclusively serving portions of the Subleased Premises and, since such HVAC Units are separately metered from the electrical service to the Subleased Premises generally, Sublessee shall pay to the utility provider all costs of electricity service to such HVAC Units arising during the Sublease Term. If Sublessee shall utilize the gas grill located on the Subleased Premises following the Commencement Date, Sublessee shall be responsible for maintaining, repairing and replacing the gas grill. Gas is separately metered to the Subleased Premises and is not provided by the Lessor. Sublessee shall pay the utility provider for all gas service to the Subleased Premises during the Sublease Term, whether in connection with the gas grill or used for any other equipment or purpose. Sublessee shall obtain Lessor’s and Sublessor’s prior written consent to such equipment or purpose if Lessor’s consent is required therefor under the terms of the Lease. Sublessee’s obligations hereunder shall survive the expiration or earlier termination of this Sublease.

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6. Security Deposit.

(a) Simultaneously with the execution of this Sublease by Sublessee, Sublessee shall deliver to Sublessor, and Sublessee shall maintain in effect at all times during the Term (including any extension or renewal terms), as collateral for the full and faithful performance and observance by Sublessee of Sublessee’s covenants and obligations under this Sublease, an unconditional, irrevocable, absolutely “clean” letter of credit (each such letter of credit and such extensions or replacements thereof, as the case may be, Five Million Two Hundred Twenty-Five Thousand One Hundred Fifty-Seven and 00/100 Dollars ($5,225,157.00) (the “Required Amount”), in form reasonably satisfactory to Sublessor. The Letter of Credit shall be issued by and drawable upon a commercial bank, trust company, national banking association or other banking institution reasonably satisfactory to Sublessor and having a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-1 (or equivalent) by Moody’s Investor Service, Inc., or at least A/A-1 (or equivalent) by Standard & Poors Corporation (and is not on credit-watch or similar credit review with negative implication), have combined capital, surplus and undivided profits of not less than $500,000,000 and have offices for banking and drawing purposes in the city or county in which the Premises are located, or shall permit the Letter of Credit to be drawn by Sublessor upon facsimile presentation. Sublessor hereby approves Comerica Bank as the issuer of the Letter of Credit. Any Letter of Credit shall name Sublessor as the beneficiary (or, at Sublessor’s request, shall name any Superior Mortgagee as beneficiary or co-beneficiary thereof), have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year through the date that is ninety (90) days after expiration of the Term unless terminated by the issuer thereof by notice to Sublessor given not less than forty-five (45) days prior to the expiration thereof, be fully transferable by Sublessor without payment of any fees or charges, permit partial draws and be payable at sight upon presentment of a simple sight draft signed by Sublessor or its property manager. Sublessee shall, throughout the Term of this Sublease, deliver to Sublessor, in the event of the termination of any such Letter of Credit, a replacement Letter of Credit in lieu thereof no later than thirty (30) days prior to the expiration date of the preceding Letter of Credit and complying with all of the requirements of this Section 6. If Sublessee shall fail to obtain any replacement of or amendment to a Letter of Credit within any of the applicable time limits set forth in this Section 6, such failure shall constitute an immediate Event of Default under this Sublease without any additional notice or cure period applicable thereto, and Sublessor shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Letter of Credit and use, apply and retain the same as security hereunder, and notwithstanding such draw by Sublessor, Sublessor shall retain all other rights and remedies that are available to Sublessor under this Sublease at Law or in equity with respect to such Event of Default.

(b) If Sublessee defaults in respect of the full and prompt payment and performance of any of the terms, provisions, covenants and conditions of this Sublease beyond notice (the delivery of which shall not be required for purposes of this Section 6 if Sublessor is prevented or prohibited from delivering the same under applicable Law, including, but not limited to, all applicable bankruptcy and insolvency laws) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 6 with respect to any default by Sublessee hereunder if, at the time of such default, any of the events set forth in Section 19.1 of the Lease (as incorporated into this Sublease) shall have occurred with or without the acquiescence of Sublessee), including, but not limited to, the payment of Base Rent and Additional Rent, Sublessor may, at its election, (but shall not be

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obligated to) draw down the entire Letter of Credit or any portion thereof and use or apply the whole or any part of the security represented by the Letter of Credit to the extent required for the payment of: (i) Base Rent, Additional Rent or any other sum as to which Sublessee is in default, (ii) any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, provisions, covenants, and conditions of this Sublease, including but not limited to, any reasonably anticipated reletting costs or expenses, (iii) any damages or deficiency in the reletting of the Premises to which Sublessor would become entitled under the terms and conditions of Article 19 of the Lease as incorporated herein, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor, or (iv) any damages to which Sublessor would become entitled in accordance with the terms and conditions of Article 19 of the Lease as incorporated herein, it being understood that any use of the whole or any part of the security represented by the Letter of Credit shall not constitute a bar or defense to any of Sublessor’s other remedies under this Sublease or any Law, including but not limited to Sublessor’s right to assert a claim against Sublessee under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code. To ensure that Sublessor may utilize the security represented by the Letter of Credit in the manner, for the purpose, and to the extent provided in this Section 6, each Letter of Credit shall provide that the full amount or any portion thereof may be drawn down by Sublessor upon the presentation to the issuing bank (or the advising bank, if applicable) of Sublessor’s draft drawn on the issuing bank with accompanying memoranda or statement of beneficiary. In no event shall the Letter of Credit require Sublessor to submit evidence to the issuing (or advising) bank of the truth or accuracy of any such written statement and in no event shall the issuing bank have the right to dispute the truth or accuracy of any such statement nor shall the issuing (or advising) bank have the right to review the applicable provisions of the Sublease. In no event and under no circumstance shall the draw down on or use of any amounts under the Letter of Credit constitute a basis or defense to the exercise of any other of Sublessor’s rights and remedies under this Sublease or under any Law, including, but not limited to, Sublessor’s right to assert a claim against Sublessee under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

(c) If Sublessor utilizes all or any part of the security represented by the Letter of Credit but does not terminate this Sublease, Sublessor may, in addition to exercising its rights as provided in Section 6(b) above, retain the unapplied and unused balance of the portion of the Letter of Credit drawn down by Sublessor (herein called the “Cash Security”) as security for the faithful performance and observance by Sublessee thereafter of the terms, provisions, and conditions of this Sublease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of any of the amounts specified in clauses (i) through (iv) of Section 6(b) above. In the event Sublessor uses, applies or retains any portion or all of the security represented by the Letter of Credit, Sublessee shall forthwith restore the amount so used, applied or retained (at Sublessor’s option, either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit) so that at all times the amount of the security represented by the Letter of Credit and the Cash Security (if any) shall be not less than the Required Amount, failing which Sublessee shall be in default of its obligations under this Section 6 and Sublessor shall have the same rights and remedies as for the non-payment of Base Rent beyond the applicable grace period.

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(d) In addition to and without limitation of Sublessor’s other rights under this Section 6, if the credit rating of the issuer of the Letter of Credit is reduced below P-1 (or equivalent) by Moody’s Investor Service, Inc., or below A/A-1 (or equivalent) by Standard & Poors Corporation, or if the financial condition of such issuer changes in any other materially adverse way, by being placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or by being placed on “CreditWatch” or similar status by Standard & Poors or Moody’s, then Sublessor may immediately draw upon the Letter of Credit as provided in Section 6 and use, apply and retain the same as Cash Security hereunder and Sublessor shall have the right, by giving Sublessee written notice of such requirement, to require that Sublessee obtain from a new issuer a replacement Letter of Credit, which issuer and replacement Letter of Credit both comply in all respects with the requirements of this Section 6. In the event that Sublessee shall not have delivered to Sublessor a replacement Letter of Credit complying with all of the requirements of this Section 6 within fifteen (15) Business Days after Sublessee’s receipt of such notice, Sublessor shall have the right (but not the obligation), at its option, to give written notice to Sublessee stating that such failure constitutes a continuing and immediate Event of Default by Sublessee under the Sublease without any additional notice or cure period applicable thereto, and Sublessor shall have the right to exercise all rights and remedies available to Sublessor under this Sublease at Law and in equity with respect to such Event of Default.

(e) If Sublessee shall have fully paid and performed all of Sublessee’s obligations under this Sublease, the Letter of Credit and the Cash Security (if any) then held by Sublessor shall be returned to Sublessee after the date fixed as the end of this Sublease and after delivery to Sublessor of entire possession of the Premises in the condition required under this Sublease; provided, however, that if Sublessee is in breach of this Sublease as of the expiration of this Sublease, then such 30-day period shall not commence until such breach is fully cured and in no event shall any such return be construed as an admission by Sublessor that Sublessee has performed all of its obligations hereunder. Notwithstanding the foregoing, in the event that any alterations, installations or improvements shall have been made by Sublessor to the Subleased Premises with respect to which Sublessee has not obtained and delivered to Sublessor an agreement in writing from Lessor stating that removal of such alterations, installations or improvements and restoration of the Subleased Premises will not be required of either Sublessor or Sublessee, then the portion of the Letter of Credit and the Cash Security (if any) then held by Sublessor in an amount equal to the estimated cost of the removal and restoration thereof shall not be returned to Sublessee until thirty (30) days after the later to occur of (i) the expiration of the Lease and receipt by Sublessor of a written determination by Lessor that removal thereof and restoration of the Subleased Premises will not be required, or (ii) completion of such removal and restoration.

(f) In the event of any sale, transfer or leasing of Sublessor’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Sublessor shall have the right to transfer the Letter of Credit and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, to require Sublessee to deliver a replacement Letter of Credit naming the new landlord as beneficiary, and, upon such delivery by Sublessee of such replacement Letter of Credit, Sublessor shall return the existing Letter of Credit to Sublessee. Upon such transfer or return of the Letter of Credit and the Cash Security (if any), Sublessor shall thereupon be released by Sublessee from all liability for the

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return thereof, and Sublessee shall look solely to the new landlord for the return of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Sublessor may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, transfer the Letter of Credit and the Cash Security (if any) to any vendee, transferee or lessee of the Building (or require Sublessee to deliver a replacement Letter of Credit as hereinabove set forth) and shall thereupon be relieved of all liability with respect thereto. If Sublessee shall fail to deliver such replacement Letter of Credit to Sublessor within fifteen (15) Business Days following receipt of Sublessor’s written notice, such failure shall constitute an immediate Event of Default under this Sublease and Sublessor shall have the right (but not the obligation), at its option, to draw down the existing Letter of Credit and retain the proceeds as Cash Security hereunder until a replacement Letter of Credit is delivered, and notwithstanding such draw by Sublessor, Sublessor shall retain all other rights and remedies that are available to Sublessor under this Sublease, at law or in equity with respect to such Event of Default. Sublessor and Sublessee hereby agree that, in connection with the transfer by Sublessor or its successors or assigns hereunder of Sublessor’s interest in the Letter of Credit, Sublessee shall be solely liable to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Letter of Credit, as Additional Rent, upon Sublessor’s demand therefor. Sublessee shall not assign or encumber or attempt to assign or encumber the security represented by the Letter of Credit, and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Sublessor of an assignment of the right to receive the security represented by the Letter of Credit, Sublessor may return the Letter of Credit to the original Sublessee regardless of one or more assignments of this Sublease.

(g) Neither the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Sublessor’s damages or constitute a bar or defense to any of the Sublessor’s other remedies under this Sublease or at law or in equity upon Sublessee’s default.

(h) Notwithstanding anything to the contrary contained herein, provided and on condition that, as of the date set forth herein, Sublessee is not then in default hereunder, the amount of the Letter of Credit shall be reduced on the first day of the fourth (4th) Lease Year by an amount equal to Eight Hundred Seventy Thousand Eight Hundred Fifty-Nine and 50/100 Dollars ($870,859.50) so that the Letter of Credit shall be in the amount of Four Million Three Hundred Fifty-Four Thousand Two Hundred Ninety-Seven and 50/100 Dollars ($4,354,297.50). Said reduction shall be effected by an amendment to the Letter of Credit or by the delivery of a new Letter of Credit in the reduced amount in the form required above, but shall in no event be automatic. Thereafter, provided and on condition that, as of the first day of the applicable Lease Year when the reduction is to take place, Sublessee is not then in default hereunder, the amount of the Letter of Credit shall be further reduced by an amount equal to Eight Hundred Seventy Thousand Eight Hundred Fifty-Nine and 50/100 Dollars ($870,859.50) on the first day of each of the fifth and sixth Lease Years and further reduced to Two Million Dollars ($2,000,000.) on the first day of the seventh Lease Year. and shall remain at Two Million Dollars ($2,000,000) thereafter. In addition to any reduction in the Letter of Credit amount described in this Section 6(h) above, should Sublessee go public and demonstrate a market equity cap of $1,000,000,000 at any time after the date that is eighteen (18) months from the Commencement Date, then upon

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notice to Sublessor of the satisfaction of such market equity condition by Sublessee, the Letter of Credit shall be reduced to Two Million Dollars ($2,000,000). Said reductions shall be effected by amendments to the Letter of Credit or by the delivery of a new Letter of Credit in the reduced amount in the form required above, but shall in no event be automatic.

7. Subordination to Lease.

(a)

This Sublease is subject and subordinate to the terms and conditions of the Lease and Sublessor does not purport to convey, and Sublessee does not hereby take, any greater rights in the Subleased Premises than those accorded to or taken by Sublessor as tenant under the Lease. Sublessee shall not cause a default under the Lease or permit its employees, agents, contractors or invitees to cause a default under the Lease. If the Lease terminates before the end of the Sublease Term other than as a result of the default by Sublessor under the Lease, Sublessor shall not be liable to Sublessee for any damages arising out of such termination.

(b)

Except as otherwise specified in this Sublease, and subject to any modifications expressly provided in this Sublease, all of the terms and conditions of the Lease are incorporated as a part of this Sublease, but all references in the Lease to “Landlord”, “Tenant”, “Premises”, “Term”, “Lease”, “Base Rent”, “Permitted Use”, “Lease Commencement Date”, “Rent Commencement Date; Base Year”, “Lease Expiration Date”, “Security Deposit” and “Brokers” shall be deemed to refer, respectively, to Sublessor, Sublessee, Subleased Premises, Sublease Term, this Sublease, Base Rent, Permitted Use, Commencement Date, Expiration Date, Rent Commencement Date, Base Year, Security Deposit and Brokers as such are defined in this Sublease. Capitalized terms used but not defined in this Sublease shall have the meaning ascribed to such terms in the Lease. In the event of a conflict or ambiguity between the provisions of the Lease and the provisions of this Sublease, the provisions of this Sublease shall govern and control. To the extent incorporated into this Sublease, Sublessee shall perform the obligations of the Sublessor, as tenant under the Lease. Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, remedies and limitations of liability enjoyed by Lessor, as the landlord under the Lease, but (i) Sublessor shall have no obligations under this Sublease to perform the obligations of Lessor, as landlord under the Lease, including, without limitation, any obligation to provide services, perform maintenance or repairs, restore after a casualty or taking, or maintain insurance, and Sublessee shall seek such performance and obtain such services solely from the Lessor; (ii) Sublessor shall not be bound by any representations or warranties of the Lessor under the Lease; (iii) in any instance where the consent of Lessor is required under the terms of the Lease, the consent of Sublessor and Lessor shall be required; and (iv) Sublessor shall not be liable to Sublessee for any failure or delay in Lessor’s performance of its obligations, as landlord under the Lease, nor shall Sublessee be entitled to terminate this Sublease or abate the Base Rent or Additional Rent due hereunder except to the extent Sublessor has express rights to do so under the Lease with respect to the matter to which such abatement right or termination right relates. Upon request of Sublessee, Sublessor shall, at Sublessee’s reasonable expense, use reasonable efforts to cooperate with Sublessee in its efforts to cause Lessor to perform its obligations under the Lease.

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(c)

Notwithstanding any contrary provision of this Sublease, the following terms and conditions of the Lease (and references thereto) are not incorporated as provisions of this Sublease: Summary of Basic Lease Provisions, Section 1 (with the exception of the definition of Project which shall be incorporated herein); Section 1.2 (Rentable Square Feet of Premises and Building), Section 1.3 (Right of First Offer), Section 2.1 (Initial Lease Term); Section 2.2 (Option Terms); Section 3.1 (Base Rent); Section 3.2 (Abated Base Rent); Section 4.7 (Landlord’s Books and Records), it being understood and agreed that if Sublessee shall give notice to Sublessor within six (6) months following the receipt of the Statement provided for therein that Sublessee disputes the Direct Expenses and/or Capital Expenses set forth in such Statement, Sublessor will undertake the audit of Landlord’s Books and Records permitted under Section 4.7 at Sublessee’s expense, and Sublessee shall be bound by the results of such audit; Section 5.1 (Permitted Use); Section 5.5 (Cafeteria), Section 5.6 (Internal Staircase) provided that the rights of Lessor and Sublessor to perform the Staircase Removal Requirements as set forth in said Section 5.6 are incorporated into this Sublease, it being understood and agreed that Sublessee shall be required to permit the exercise by Sublessor and Lessor of such rights, but Sublessee shall have no obligation to remove or to reimburse the cost of removal of the aforesaid Internal Staircase; Section 10.12 (Landlord’s Insurance); Section 14.8 (Deemed Consent Transfers) except as otherwise provided in this Sublease; Section 14.9 (Occupancy by Epocrates); Article 16 (Holdover); Article 21 (Security Deposit) (except that the final sentence of Article 21 shall be incorporated into this Sublease); Section 23.2 except as otherwise provided in this Sublease; Section 29.18 (Tenant Parking) Section 29.24 (Brokers); Section 29.35 (Rooftop Rights); Section 29.36 (Generator Rights) Section 29.38 (Tenant Competitor); Exhibit B, Exhibit C, Exhibit J and Exhibit K; First Amendment to Lease (provided that Article 5 of the First Amendment, with the exception of the reference in said Article 5 to Article 8 of the First Amendment, shall be incorporated herein); Second Amendment to Lease; Third Amendment to Lease; Fourth Amendment to Lease.

(d)

The following provisions of the Lease are incorporated herein with the following the specified modifications: (i) Section 10.1 except that all references to “Landlord” shall be deleted and the phrase “Lessor and Sublessor” inserted in replacement thereof; (ii) Section 10.13 except that all references to “Landlord” shall be deleted and the phrase “Lessor and Sublessor” inserted in replacement thereof; (iii) Article 11 (Damage and Destruction) provided that all references to “Landlord” shall remain references to the Lessor; (iv) Article 13 (Condemnation) provided that all references to “Landlord” shall remain references to the Lessor; and (v) Article 18 provided that all references to “Landlord” shall remain references to the Lessor (Mortgage or Ground Lease).

(e)

Notwithstanding any contrary provision of this Sublease, (i) in any instances where Lessor, as landlord under the Lease, has a certain period of time in which to notify Sublessor, as tenant under the Lease, whether Lessor will or will not take some

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action, Sublessor, as sublandlord under this Sublease, shall have an additional five-day period after receiving such notice in which to notify Sublessee, (ii) in any instance where Sublessor, as tenant under the Lease, has a certain period of time in which to notify Lessor, as landlord under the Lease, whether Sublessor will or will not take some action, Sublessee, as subtenant under this Sublease, must notify Sublessor, as sublandlord under this Sublease, at least five (5) business days before the end of such period, but in no event shall Sublessee have a period of less than five (5) days in which so to notify Sublessor unless the period under the Lease is five (5) days or less, in which case the period under this Sublease shall be one day less than the period provided to Sublessor under the Lease, and (iii) in any instance where a specific grace period is granted to Sublessor, as subtenant under the Lease, before Sublessor is considered in default under the Lease, Sublessee, as tenant under this Sublease, shall be deemed to have a grace period which is five (5) days less than Sublessor before Sublessee is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five (5) days unless the period under the Lease is five (5) days or less, in which case the period under this Sublease shall be one (1) day less than the period provided to Sublessor under the Lease.

8. Assignments and Subleases. Subject to the provisions of Article 14 of the Lease, and notwithstanding any provision of the Lease incorporated herein to the contrary, Sublessee shall not make any Transfer (as defined in the Lease) without the prior written consent of Sublessor and Lessor, which they may grant, withhold or condition in their respective sole discretion, except that Sublessor shall not unreasonably withhold its consent to any Transfer to which Lessor has given its prior written consent, it being understood and agreed that Sublessor’s determination of whether to grant or withhold its consent may be based upon considerations and factors that vary from those of Lessor. Sublessor shall at the time it requests Lessor’s consent to this Sublease request the Lessor’s consent to the Sublessee’s having the right to make Transfers to Permitted Transferees in accordance with Section 14.8 of the Lease in which event Section 14.8 of the Lease shall be deemed incorporated herein with “Sublessee” substituted for “Tenant” and “Sublessor and Lessor” substituted for “Landlord”. If Sublessor and Lessor consent to any Transfer (or if Section 14.8 of the Lease is incorporated herein and such Transfer is deemed to have been consented to), such Transfer shall comply with the requirements of Article 14 of the Lease and Sublessee shall pay over to Sublessor any Transfer Premium (as defined in Article 14 of the Lease) payable under Article 14 of the Lease. Lessor’s refusal to consent to a Transfer shall be deemed a reasonable reason for Sublessor to withhold its consent to a Transfer, without any obligation on the part of Sublessor to dispute Lessor’s refusal. Nothing contained herein shall be deemed to limit or amend the rights of Lessor under Article 14 of the Lease. Any attempt by Sublessee to Transfer the Subleased Premises or the Sublease without the prior written consent of both Sublessor and Lessor, where required, shall be void. No consent by the Sublessor pursuant to this Section shall be deemed a waiver of the obligation to obtain the Sublessor’s consent on any subsequent occasion; no waiver of the foregoing restrictions or any portion thereof shall constitute a waiver or consent in any other instance; and Sublessee shall remain at all times primarily liable for the performance and payment of all terms, conditions, covenants and agreements contained herein. Notwithstanding the foregoing, the following terms and conditions shall apply with respect to any proposed Transfer of the Sublease

10

or the Subleased Premises by Subtenant provided that the proposed Transfer is permitted under the terms of the Lessor’s Consent to this Sublease (the “Consent”):

(A) an assignment of the Sublease or sub-subletting of all or a portion of the Subleased Premises to an affiliate of Sublessee (an entity which is controlled by, controls, or is under common control with, Sublessee as of the date of this Sublease); (B) an assignment of the Sublease or sub-subletting of all or a portion of the Subleased Premises to any real estate holding subsidiary of Sublessee; (C) a sale of corporate shares of capital stock in Sublessee in connection with an initial public offering of Sublessee’s stock on a nationally-recognized stock exchange; (D) an assignment of the Sublease to an entity which acquires all or substantially all of the stock or assets of Sublessee; or (E) an assignment of the Sublease to an entity which is the resulting entity of a merger or consolidation of Sublessee during the term of the Sublease, shall not be deemed a Transfer requiring Sublessor’s consent under this Sublease (any such assignee or sub-sublessee described in items (A) through (E) above shall hereinafter be referred to as a “Permitted Sub-Transferee”), provided that (i) unless prohibited by applicable securities laws, Subtenant notifies Lessor and Sublessor at least ten (10) days prior to the effective date of any such assignment or sub-sublease (or, if prohibited by applicable securities laws, then within ten (10) business days after the effective date of such assignment or sub-sublease) and promptly supplies Lessor and Sublessor with any documents or information reasonably requested by Lessor or Sublessor regarding such transfer or transferee as set forth above, (ii) Sublessee is not in default, beyond any applicable notice and cure period, under the Lease or the Sublease and such assignment or sub-sublease is not a subterfuge by Subtenant to avoid its obligations under the Sublease, this Consent and/or the Lease, (iii) such Permitted Sub-Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Sub-Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to Two Hundred Million Dollars ($200,000,000.00), and (v) no assignment relating to the Sublease, whether with or without Lessor’s consent, shall relieve Sublessee from any liability under the Sublease, this Consent and/or the Lease, and, in the event of an assignment of Sublessee’s entire interest in the Sublease, the liability of Sublessee and such Permitted Sub-Transferee shall be joint and several. “Control,” as used in this Section 7 shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

9. Insurance. During the Sublease Term, Sublessee shall maintain insurance of such types, in such policies, with such endorsements and coverages, and in such amounts as are set forth in Article 10 of the Lease. All insurance policies shall name Lessor, Sublessor and any other party required by either as additional insureds and shall contain an endorsement that such policies may not be modified or canceled without 30 days prior written notice to Lessor and Sublessor. Sublessee shall obtain a waiver of subrogation for the benefit of Sublessor and Lessor to the extent required of “Tenant” for the benefit of “Landlord” under Article 10, Section 8.4, and any other provisions of the Lease. Sublessee shall promptly pay all insurance premiums and shall provide Sublessor with policies or certificates evidencing such insurance upon Sublessee’s

11

execution of this Sublease and prior to entering the Subleased Premises. Sublessor and Sublessee hereby (i) waive the right of subrogation, in the same manner, and to the same extent, as provided in the Lease, and (ii) shall indemnify one another in the same manner, and to the extent, as provided in Section 10.3 of the Lease.

10. Alterations. Notwithstanding any provisions of the Lease incorporated herein to the contrary, Sublessee shall not make any alterations, improvements or installations in the Subleased Premises without in each instance obtaining the prior written consent of both Lessor and Sublessor. Sublessor agrees that its consent to any such alterations, improvements or installations shall be deemed to have been provided if Lessor has consented thereto and Sublessee provides to Sublessor written evidence of such consent. If Sublessee performs any alterations, improvements or installations without obtaining the prior written consent (or deemed consent) of both Lessor and Sublessor, Sublessor may remove such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such a removal or restoration, and Sublessee shall be liable to Sublessor for all costs and expenses incurred by Sublessor in the performance of such removal, repairs or restoration. In no event shall Sublessee be required to remove or restore any Alterations of the Subleased Premises to the extent performed by Sublessor prior to the Effective Date. It is understood and agreed, however, that Sublessee must comply with the provisions of Section 8.5 of the Lease, as incorporated herein, with regard to any alterations, improvements or installations that may be made by Sublessee to the Subleased Premises.

11. Signage. Sublessee shall have the right, at its expense, to install interior identification signage in accordance with Section 23.1 of the Lease, subject to the consent of Lessor and subject to the consent of Sublessor which shall not be unreasonably withheld. The terms of the Lease do not permit a sublessee of the Premises to install exterior signage in accordance with Section 23.2 of the Lease. Sublessor shall at the time it requests Lessor’s consent to this Sublease also request the Lessor’s consent to the Sublessee’s having the right to install one (1) exterior Building sign (“Exterior Building Signage”) in the location where Sublessor’s exterior Building sign is now located of a size, type, dimensions comparable to the existing Building signage of Sublessor subject to and in accordance with the terms of Section 23.2 of the Lease (including, without limitation, the approvals provided for therein) in which event Section 23.2 of the Lease shall be deemed incorporated in this Sublease, subject to the conditions set forth in this Section 11, with “Lessor and Sublessor” substituted for “Landlord” and “Sublessee” substituted for Tenant. Sublessor’s approval shall not be required for any Exterior Building Sign meeting the above requirements to which Lessor has given its approval.

12. Default. In the event of a default by Sublessee in the full and timely performance of its obligations under the Sublease, including, without limitation, its obligation to pay Base Rent or Additional Rent, Sublessor shall have all of the rights and remedies available to “Landlord” under the Lease as though Sublessor were “Landlord” and Sublessee were “Tenant”, including without limitation the rights and remedies set forth in Article 19 of the Lease. The foregoing shall survive the expiration or early termination of this Sublease.

13. Brokers. Sublessor and Sublessee each represent and warrant to the other that it has not dealt with any broker other than Avison Young and CBRE, Inc. (the “Brokers”) in connection with the consummation of this Sublease. Sublessor and Sublessee each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the failure of its representation or the breach of its warranty set forth in the previous sentence.

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14. Notices. All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Lessor which shall be given in accordance with Section 28 of the Lease) upon the earlier of (i) receipt at the address set forth below by the party being served, or (ii) two days after being sent to address set forth below by United States certified mail, return receipt requested, postage prepaid, or (iii) one day after being sent to address set forth below by a nationally recognized overnight delivery service that provides tracking and proof of receipt. A notice given on behalf of a party hereto by its attorney shall be deemed a notice from such party.

If to Lessor:	As required under the Lease.

If to Sublessor:	At the address set forth in the opening paragraph of this Sublease,
Attention: Jacob Scott, Esq. and
Attention: Mark Blair

With a copy to:
Dain Torpy
745 Atlantic Avenue, 5th floor
Boston, Massachusetts 02111
Attn: San Francisco

If to Sublessee:	At the address set forth in the opening paragraph of this Sublease,
Attention: Gary Spiegel, Vice President—Legal and
Attention: Julianna Wahlmeier, Director of Real Estate Facilities and Procurement

With copies to:	legal@anaplan.com;
procurementcontracts@anaplan.com; and
Julianna.wahlmeier@anaplan.com

Either party may change its address for notices and demands under this Sublease by notice to the other party.

15. Entire Agreement. This Sublease contains all of the agreements, conditions, warranties and representations relating to the sublease of the Subleased Premises and may be amended or modified only by written instruments executed by both Sublessor and Sublessee.

16. Authority. Sublessor and Sublessee each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Sublessee and Sublessor in accordance with its terms. Simultaneously with the execution of this Sublease, Sublessee shall deliver evidence of such authority to Sublessor in a form reasonably satisfactory to Sublessor.

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17. Condition Precedent. This Sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease (other than those obligations which arise hereunder prior to the Commencement Date), are subject to the condition that Lessor consent to the subleasing of the Subleased Premises to the extent required under the Lease, and this Sublease shall be effective only upon the receipt by Sublessor of such consent. Sublessee agrees to join such consent if so requested by Lessor in the form reasonably requested by Lessor. In the event such consent is not received within forty-five (45) days of the Effective Date, Sublessor and Sublessee shall each have the right to rescind its execution of this Sublease, and upon exercise of such right, this Sublease shall be void and the installment of Base Rent and the Security Deposit which are paid on Sublessee’s execution of this Sublease shall be returned to Sublessee.

Sublessor agrees to request, at the same time as Sublessor requests Lessor’s consent to the subletting of the Subleased Premises to Sublessee, (i) the consent from the Lessor described in Section 8 hereof (regarding Transfers to Permitted Transferees and the potential incorporation of Section 14.8 into this Sublease), (ii) the consent from the Lessor described in Section 11 hereof (regarding Exterior Building Signage and potential incorporation of Section 23.2 of the Lease into this Sublease), and (iii) an agreement by the Lessor to recognize Sublessee’s rights under this Sublease in the event of the termination of the Lease during the Sublease Term; however, obtaining of such consents and agreements from Lessor shall not be a condition to the effectiveness of this Sublease.

18. Surrender and Holdover. Upon the expiration of the Sublease Term or earlier termination of this Sublease, Sublessee covenants to quit and surrender to Sublessor the Subleased Premises, broom clean, in such order and condition as is required under Section Article 15 of the Lease as incorporated herein, and at Sublessee’s expense, to remove all property of Sublessee. Any property not so removed shall be deemed subject to Section 8.5 of the Lease as incorporated herein. If Sublessee remains on the Subleased Premises beyond the expiration or earlier termination of the Sublease Term, such holding over shall not be deemed to create any tenancy at will, but the Sublessee shall be a tenant at sufferance only and shall pay rent at a daily rate equal to two times the Base Rent and Additional Rent due under this Sublease and shall, in addition, perform and observe all other obligations and conditions to be performed or observed by Sublessee hereunder. Acceptance by Sublessor of Rent after the expiration or earlier termination shall not result in a renewal. The foregoing provisions of this Section are in addition to and do not affect Sublessor’s right of re-entry or any rights of Sublessor hereunder or as otherwise available to Sublessor as a matter of law nor shall the foregoing be construed as consent by Sublessor to any holding over by Sublessee. In addition, Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, loss, cost, damage and expenses suffered or incurred by Sublessor arising out of or resulting from any failure on the part of Sublessee to yield up the Subleased Premises when and as required under this Sublease. The foregoing shall survive the expiration or early termination of this Sublease.

19. Not an Offer. The submission of an unsigned copy of this Sublease to Sublessee for Sublessee’s consideration does not constitute an offer to sublease the Subleased Premises. This Sublease shall become binding only upon the execution and delivery of this Sublease by Sublessor and Sublessee, subject to Section 17 above.

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20. No Offset; Independent Covenants; Waiver. Base Rent and Additional Rent (collectively, “Rent”) shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. Sublessee waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, except to the extent otherwise expressly set forth herein, and (ii) to quit, terminate or surrender this Sublease or the Subleased Premises or any part thereof, except as expressly provided herein. Section 29.25 entitled “Independent Covenants” is incorporated herein by reference, substituting Sublessor and Sublessee for Landlord and Tenant.

21. Sublessor Agreements.

(A) Consent of the Lessor. In the event that any matter in the Lease (as incorporated herein) requires the consent of the Lessor, upon the written request of Sublessee, Sublessor shall use reasonable efforts to obtain Lessor’s consent with respect to any such matter on behalf of Sublessee, but Sublessee shall be responsible for any costs incurred by Sublessor, including, without limitation, any costs, fees or charges imposed by Lessor in connection with the same.

Notwithstanding any provision in this Sublease to the contrary, Sublessor acknowledges and agrees that (i) in any case under this Sublease that requires the consent or approval of Lessor, Sublessor agrees to submit the matter to be so consented to or approved of to Lessor, and (ii) in the event that the consent, or approval, of any matter is not required of Lessor under the Lease, no such consent or approval of Sublessor shall be required hereunder, unless pursuant to the express terms of this Sublease Sublessor’s consent or approval is required, in which event Sublessor agrees that it shall not unreasonably withhold or delay its consent or approval with respect thereto unless another standard is expressly contained in this Sublease.

(B) Sublessor shall (i) pay to Lessor (in accordance with the provisions of the Lease) all rent, additional rent and other charges due under the Lease; (ii) perform any and all other covenants under the Lease on its part to be performed (except if and to the extent specifically assumed by Sublessee hereunder); (iii) not take any action which would constitute a voluntary surrender of the Subleased Premises and/or termination of the Lease, except pursuant to express rights granted to Sublessor, as Tenant under the Lease.

(C) Representations and Warranties. Sublessor warrants, represents and covenants that (i) Sublessor has full right, power, and authority to enter into this Sublease, subject to Lessor’s consent, (ii) to Sublessor’s knowledge, without inquiry, neither the Lessor nor Sublessor is in default under the terms of the Lease, (iii) there are no agreements other than the Lease between Lessor and Sublessor with respect to the Subleased Premises, and Sublessor has delivered to Sublessee a true copy of the Lease and all amendments with certain terms shown as redacted, (iv) the Lease is in full force and effect in accordance with its terms, and (v) all rent, additional rent and other charges payable by Sublessor to Lessor have been paid through the date hereof. Sublessor shall defend, indemnify and hold harmless Sublessee from any losses, costs, expenses, or damages (including, without limitation, reasonable attorney’s fees but excluding consequential damages) incurred by Sublessee as a result of a termination of the Lease due to a default of Sublessor hereunder. Sublessor further covenants that Sublessor shall not amend the Lease without the prior written consent of Sublessee in any way which would materially affect Sublessee’s use and occupancy of the Subleased Premises.

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22. Anti-Terrorism Representations

Sublessee represents and warrants to Sublessor that:

(a) Sublessee is not, and shall not during the Sublease Term become, a person or entity with whom Sublessor is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(b) Sublessee is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(c) Sublessee will not in the future during the Sublease Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Subleased Premises.

23. Furniture. Sublessor shall prior to the Commencement Date remove from the Subleased Premises all of Sublessor’s furniture other than the Furniture listed in bold type on Exhibit C. Upon the Commencement Date of this Sublease, the furniture listed in bold type on Exhibit C (the “Furniture”) and located at the Subleased Premises shall, without the necessity of further action by the parties, become the property of Sublessee in its “as-is” “where is” condition at such time, without representation or warranty by Sublessor. At Sublessor’s option, or upon written request of Sublessee, Sublessor shall execute and deliver to Sublessee a bill of sale confirming the transfer of ownership upon the foregoing terms and conditions, but any failure to do so shall not affect the transfer. Sublessee shall remove the Furniture from the Subleased Premises at the expiration or termination of the Sublease Term and shall repair any damage to the Subleased Premised or the Building caused by such removal.

[The remainder of this page is intentionally left blank.]

16

IN WITNESS WHEREOF, Sublessor and Sublessee execute this Sublease as of the date first written above.

athenahealth, Inc.		Anaplan, Inc.

By:	/s/ John A. Kane	By:	/s/ Anup Singh
Name:	John A. Kane	Name:	Anup Singh
Title:	Chief Financial Officer	Title:	Executive Vice President and CFO

17

Exhibit A

Lease

Exhibit B

Plan of Subleased Premises

Exhibit B

Plan of Subleased Premises

Exhibit B

Plan of Subleased Premises

athenahealth

Project Address:
50 Hawthorne St.,
San Francisco, CA
94103

Project Name:
As-Built

Project Number:
N/A

| No. | Descr. | Date |
|---|---|---|
| | | |
| | | |
| | | |
| | | |

Third Floor

| | |
|---|---|
| Issue Date | 4/13/2016 |
| Drawn by | LS |

# SFO-3

| | |
|---|---|
| Scale | 1/8" = 1'-0" |

Exhibit B

Plan of Subleased Premises

Exhibit C

Furniture

First Floor

Second Floor

Third Floor

| | | | |
|---|---|---|---|
| **Open Areas** | **Room 300** | **Room 308** | **Room 316** |
| 64 sit stand desks | 4 huddle room chairs with P To | 2 white fabric chairs with attached tables | 2 red fabric chairs with table |
| 64 task chairs | 2 green fabric couches | **Gray metal storage bench** | small round wood coffee table |
| 66 fabric covered 2 drawer pedestals | 2 gray fabric chairs | Wood end table | Standing wood lamp |
| 4 red fabric chairs | 2 white end tables | wood desk lamp | |
| 2 red fabric stools | 1 white round table | | **Room 322** |
| 1 Gray couches | 1 wood round table | **Room 309** | 4 huddle room chairs |
| dark wood round table | 4 wood matching chairs | 4 huddle room chairs | Ptop |
| 4 dark wood matching wood chairs | | Ptop | |
| 2 white fabric chairs | **Room 302** | | **Room 326** |
| glass wood coffee table | 8 green mesh highboy chairs | **Room 310** | 4 huddle room chairs |
| 1 gray couch | white high table | 4 huddle room chairs | Ptop |
| Purple fabric chair | | Ptop | |
| 2 white round short tables | **Room 304** | | **Room 329** |
| Blue fabric Sofa | Purple fabric bench/couch | **Room 311** | 12 conference room chairs |
| green fabric round stool | gray space chair | 3 purple fabric chairs with round attached tabl | white conference table |
| orange fabric round stool | purple fabric chair | small round wood coffee table | |
| **Wood Table with 2 wood picnic benches** | 2 purple fabric stools | | **Room 331** |
| **Metal Crate ands Barrel looking end table** | Purple fabric tulip chair | **Room 312** | 4 huddle room chairs |
| **4 Tilt a Whirl Gray Chairs** | white side table | 10 white leather chrome conference room chai | P top |
| | Wood round table with | Wood conference room table | |
| | 4 matching wood chairs | | |
| | | **Room 315** | |
| | **Room 306** | 4 huddle room chairs | |
| | 13 huddle room chairs | Ptop | |
| | Wood conference room table | | |
| 2 3 drawer lateral file cabinets | | | |
| | | | |
| **Pantry Area** | | | |
| y | | | |
| 20 colored fabric/plastic chairs | | | |
| White laminate table | | | |
| | | | |
| **MedInfo** | | | |
| 18 sit stand desks with panels and side desk | | | |
| 18 2 drawer/2 shelf cabinets | | | |
| 6 sit/stand desks with panels | | | |

Roof Deck

OFFICE LEASE

50 HAWTHORNE STREET

and

ATHENAHEALTH, INC.,

a Delaware corporation,

as Tenant.

LIST OF EXHIBITS

A	OUTLINE OF PREMISES

A-l	PROJECT SITE PLAN

A-2	OUTLINE OF FIRST OFFER SPACE

B	TENANT WORK LETTER

C	FORM OF NOTICE OF LEASE TERM DATES

D	RULES AND REGULATIONS

(i)

E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

F	ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

G	LOCATION OF EXTERIOR SIGNAGE

H	LOCATION OF BICYCLE PARKING AREA

I	SUPERIOR RIGHT HOLDERS

J	TENANT COMPETITORS

K	CAFETERIA CONCEPT PLAN

(ii)

INDEX OF MAJOR DEFINED TERMS

Page

680 Folsom	5
Abatement Event	58
Accountant	25
Additional Rent	15
Advocate Arbitrators	13
Alterations	33
Applicable Laws	62
Bank Prime Loan	63
Base Building	34
Base Rent	14
Base Year	16
Base Year Prop 13 Taxes	22
Brokers	70
Building	5
Building Direct Expenses	16
Building Hours	29
Building Operating Expenses	16
building standard	24
Building Structure	32
Building Systems	32
Building Tax Expenses	16
Capital Expenses	22
Common Areas	6
Comparable Buildings	12
Contemplated Effective Date	49
Contemplated Transfer	48
Contemplated Transfer Space	49
Cosmetic Alterations	33
Cost Pools	23
Direct Expenses	16
Eligibility Period	59
Estimate	23
Estimate Statement	23
Estimated Excess	23
Excess	23
Expense Year	16
Exterior Signage	60
First Offer Commencement Date	10
First Offer Notice	8
First Offer Rent	10
First Offer Space	8
Force Majeure	68
Hazardous Substance	26
Holidays	29

(iii)

INDEX OF MAJOR DEFINED TERMS

Page

HVAC	29
Intention to Transfer Notice	48
Landlord	1
Landlord Repair Notice	43
Lease	1
Lease Commencement Date	10
Lease Expiration Date	10
Lease Term	10
Lease Year	10
Lines	72
Mail	65
Maximum Load	29
Net Worth	51
Neutral Arbitrator	13
Nine Month Period	49
Notices	65
Objectionable Name	61
Operating Expenses	16
Option Conditions	11
Option Rent	11
Option Term	11
Original Improvements	38
Original Tenant	8
Other Improvements	71
Outside Agreement Date	13
Permitted Transferee Assignee	51
Premises	5
Project	5
Proposition 13	21
Reassessment	22
Recapture Notice	49
Renovations	72
Rent	15
rentable square feet	8
Review Period	25
Security Deposit	59
Sign Specifications	60
SNDAA	54
Staircase Removal Requirements	28
Statement	23
Subject Space	46
Summary	1
Superior Holders	54
Superior Right Holders	8

(iv)

INDEX OF MAJOR DEFINED TERMS

Page

Tax Expenses	20
Tenant	1
Tenant Work Letter	5
Tenant’s Share	22
Tenant’s Subleasing Costs	48
Transfer	46
Transfer Agreement	50
Transfer Notice	46
Transfer Premium	48
Transferee	46
Transfers	46

(v)

50 HAWTHORNE STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between                                                                                                                                                                                                                 and ATHENAHEALTH, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	November 26, 2013

2. Premises (Article 1).

2.1 Building:	50 Hawthorne Street, San Francisco, California

2.2 Premises:	55,726 rentable square feet of space, consisting of (i) 16,682 rentable square feet located on the ground floor of the Building and commonly known as Suite 100, (ii) the entire second (2nd) floor of the Building (which second (2nd) floor contains 19,522 rentable square feet of space) commonly known as Suite 200, and (iii) the entire third (3rd) floor of the Building (which third (3rd) floor contains 19,522 rentable square feet of space) commonly known as Suite 300, as further set forth in Exhibit A to this Lease.

3. Lease Term (Article 2).

3.1 Lease Term:	Twelve (12) years.

3.2 Premises Delivery Date:	The date upon which Landlord delivers the Premises to Tenant (in compliance with Section 1.2 of the Tenant Work Letter), which is anticipated to be January 1, 2014.

3.3 Lease Commencement Date:	The later to occur of (i) one hundred fifty (150) days after the Premises Delivery Date, and (ii) June 1, 2014.

3.4 Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the twelfth (12th) anniversary of the Lease Commencement Date; or if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the twelfth (12th) anniversary of the Lease Commencement Date occurs, as such date may be extended if Tenant exercises one or two of the “Option Terms,” as that term is defined in Section 2.2, below, as set forth in Section 2.2, below.

4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Annual Base Rental Rate Per Rentable Square Foot
Lease Year 1* Lease Year 2 Lease Year 3 Lease Year 4 Lease Year 5 Lease Year 6 Lease Year 7 Lease Year 8 Lease Year 9 Lease Year 10 Lease Year 11 Lease Year 12

*	Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.2, below, Tenant shall not be obligated to pay Base Rent (i)

attributable to the entirety of the Premises for the first full three (3) calendar months of the Lease Term, and (ii) attributable to a portion of the Premises consisting of 15,000 rentable square feet of from the first day of the fourth (4th) full calendar month of the Lease Term through and including the last day of the twelfth (12th) full calendar month of the Lease Term.

5. Base Year (Article 4):	Calendar year 2014; provided, however, the Base Year shall be the period from July 1, 2014 through June 30, 2015 for purposes of calculating Tenant’s Share of Tax Expenses only.

6. Tenant’s Share (Article 4):	100%.

7. Permitted Use (Article 5):	General, executive and administrative office use, and, provided the “Original Tenant,” as that term is defined in Section 1.3 of the Lease, occupies one hundred percent (100%) of the Building, lab use; research and development use; light production use; retail use to the extent it is limited to the ground floor of the Building and directly related to Tenant’s business (including, without limitation, the right to operate a doctor’s office); and any other lawful uses incidental to the foregoing uses to the extent the same comply with applicable laws and zoning and are consistent with the character of the Project as a first-class office building Project.

8. Security Deposit (Article 21):

9. Address of Tenant (Article 28):	athenahealth, Inc. 311 Arsenal Street Watertown, Massachusetts 02472 Attention: Carolyn Reckman, Vice President, athenaEnvironment and athenahealth, Inc. 311 Arsenal Street Watertown, Massachusetts 02472 Attention: Ben Harrower, Corporate Counsel and (Both Prior To and After Lease Commencement Date)

10. Address of Landlord (Article 28):	See Article 28 of the Lease.

11. Broker(s) (Section 29.24):	and Avison Young 601 California Street, Fifth Floor San Francisco, California 94108 Attention: Mr. Jonathan Allen and Mr. John Cashin

12. Tenant Improvement Allowance (Exhibit B):

$

foot of the Premises multiplied by 55,726 rentable square feet); provided, however, the foregoing amount may be increased by (i) up to              per rentable square foot of the Premises in accordance with the terms and conditions set forth in Section 2.1.3 of the Tenant Work Letter, and (ii) up to              per rentable square foot of the Premises in accordance with the terms and conditions set forth in Section 2.1.2 of the Tenant Work Letter.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), including completion of all of the items specified on Schedule 1 to Exhibit B, Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The commencement of business operations from the Premises by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. As of the “Premises Delivery Date,” as that term is defined in Section 3.2 of the Summary, Landlord covenants to cause the “Building Systems,” as that term is defined in Article 7, below, to be in good working order and repair, and Landlord shall maintain the Building Systems throughout the “Lease Term,” as that term is defined in Section 2.1, below, in accordance with Landlord’s repair and maintenance obligations set forth in Article 7, below.

1.1.2 The Building and The Project. The Premises consist of the entire office portion of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “680 Folsom.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) that certain other office building located in the vicinity of the Building and known as 680 Folsom Street, and the land upon which such office building is located, (iv) at Landlord’s discretion, that certain other building located in the vicinity of the Building and known as 690 Folsom Street, and the land upon which such building is located, and

(v) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project (“Additional Property”); provided, however, the addition of any such Additional Property shall not increase the Base Rent payable by Tenant under the terms of this Lease or otherwise increase Tenant’s obligations (including Tenant’s obligations to pay Additional Rent) or reduce Tenant’s rights under this Lease or interfere with Tenant’s access to, and/or use of, the Premises (other than to a de minimis extent). A site plan depicting the Project as of the date of this Lease is attached hereto as Exhibit A-l (the “Project Site Plan”).

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are outside of the office portion of the Building (i.e., Tenant shall have exclusive use of the Building itself other than the Project parking facility located beneath the Building and the building located at 680 Folsom Street) which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). Landlord and Tenant acknowledge and agree that the Common Areas shall include, without limitation, the outdoor patio area (the “Outdoor Patio”) located between the Building and 680 Folsom Street, as shown on the Project Site Plan. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the “Comparable Buildings,” as that term is defined in Section 2.2.2, below, are maintained and operated) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.1.4 Rooftop Deck. Subject to the terms and conditions contained in this Section 1.1.4 and elsewhere in this Lease, if Tenant constructs that certain rooftop deck adjacent to and accessible from the Premises (the “Rooftop Deck”) in accordance with the terms of the Tenant Work Letter, then commencing as of the commencement of construction of the Rooftop Deck, Tenant shall have an exclusive license during the Lease Term to use the Rooftop Deck. The Rooftop Deck shall not be included in the rentable square feet of the Premises for purposes of this Lease. The license to use the Rooftop Deck granted to Tenant hereby is personal to the “Original Tenant,” as that term is defined in Section 1.3, below, and shall not be assigned, sublet or otherwise transferred in any way or manner; provided, however, that, notwithstanding the foregoing, the Original Tenant may assign, sublet or otherwise transfer such license in connection with (a) a sublet of the third (3rd) floor of the Premises to a Permitted Transferee or to a sublessee otherwise approved by Landlord pursuant to Article 14, below, or (b) an assignment of this Lease or sublet of the entire Premises to a Permitted Transferee or to an assignee or sublessee otherwise approved by Landlord pursuant to Article 14, below. Landlord shall not be obligated to provide or pay for any work or services related to the improvement of the Rooftop Deck, except as otherwise expressly provided in the Tenant Work Letter. Tenant also acknowledges that, pursuant to the Tenant Work Letter, Tenant shall be responsible for the compliance of the Rooftop Deck with any applicable laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, and Landlord makes no representation or warranty with respect thereto. Tenant shall, at Tenant’s sole cost and expense, provide janitorial services to the Rooftop Deck in a manner consistent with janitorial provided at rooftop decks at Comparable Buildings. Following the initial construction of the Rooftop Deck pursuant to the Tenant Work Letter, Tenant shall have no further right to alter, change or make improvements to the Rooftop Deck except in accordance with the terms and conditions of this Section 1.1.4 and Article 8, below. Tenant shall keep the doors to the Rooftop Deck closed and shall not prop open the same. If the opening of the doors to the Rooftop Deck affects the balancing of the heating, air conditioning and ventilation system serving the Premises or serving any other portion of the Building, then any repairs which may be necessary as a result thereof shall be performed at Tenant’s sole cost and expense. Landlord shall maintain the Rooftop Deck as part of the “Building Structure,” as that term is defined in Section 7.1, below, in accordance with the terms and conditions of Section 7.1, below. Subject to the terms and conditions of this Section 1.1.4 and the load requirements of the Rooftop Deck, Tenant shall have the right to place and maintain furniture (including, without limitation, chairs, tables, and/or trash receptacles) and plants or shrubbery (collectively, the “Deck Furniture”) on the Rooftop Deck; provided that the same are appropriately secured in such a manner that does not penetrate the membrane of the Rooftop Deck or compromise its performance; and further provided that, all Deck Furniture, and the method by which the same are secured, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Notwithstanding Landlord’s review and approval of the Deck Furniture or the method by which the same are secured, Tenant shall remain solely liable for any liability arising out of the placement of the Deck Furniture on the Rooftop Deck, and Landlord shall have no liability in connection therewith. Tenant shall remove any Deck Furniture from the Rooftop Deck upon the expiration or earlier termination of this Lease, or upon the termination of Tenant’s rights under this Section 1.1.4, and shall return the affected portion of the Rooftop Deck to the condition the Rooftop Deck would have been in had no such Deck Furniture been installed, reasonable wear and tear excepted. Tenant shall be permitted to display graphics, signs or insignias or the like on the Rooftop Deck provided that the same (A) are not visible from street level, (B) do not consist of an “Objectionable Name,” as that term is defined in Section 23.2.2, below, and (C) are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s use of the Rooftop Deck shall be subject to such additional reasonable rules, regulations and restrictions as Landlord may make from time to time concerning the Rooftop Deck. Except as expressly set forth in this Section 1.1.4, all of the terms, conditions, limitations and restrictions contained in this Lease pertaining to the Premises and Tenant’s use thereof shall apply equally to the Rooftop Deck and Tenant’s use thereof, including, without limitation, Tenant’s indemnity of Landlord set forth in Section 10.1, below, Tenant’s insurance obligations set forth in Article 10, below, and Tenant’s obligations to comply with law set forth in Article 24, below. The license to use the Rooftop Deck granted to Tenant hereby shall be revocable by Landlord for cause upon written notice to Tenant, and Landlord thereafter shall have the right to enter the Premises to lock the Rooftop Deck or otherwise prevent Tenant’s access thereto. As used in this Section 1.1.4, “cause” shall include, without limitation, any of the following: (i) Landlord’s good faith determination that the license granted hereby and/or the use of the Rooftop Deck creates a hazard or threatens the safety and/or security of persons or property or endangers or otherwise interferes with the use and occupancy of the Building by Landlord, its employees, agents or contractors or other tenants or occupants of the Building or the Project, or constitutes a nuisance; provided that, to the extent any such condition is not within

Tenant’s reasonable control, Landlord and Tenant shall mutually and reasonably cooperate (at no cost to Landlord) to resolve (to the extent reasonably practical) such condition in order to allow Tenant to continue its use of the Rooftop Deck; (ii) the license granted hereby constitutes a violation of or otherwise conflicts with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, or results in increased rates of insurance for the Building (unless Tenant agrees to pay for such increased rates as part of Additional Rent); (iii) Tenant abandons the Premises; (iv) this Lease is terminated for any reason; or (v) Tenant fails to comply with any of the terms, conditions, limitations or restrictions contained in this Section 1.1.4 or elsewhere in this Lease which apply to the Rooftop Deck or Tenant’s use thereof.

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1 – 1996 and its accompanying guidelines (“BOMA” ). Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises is as set forth in Section 2.2 of the Summary.

1.3 Right of First Offer. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), and to any “Permitted Transferee Assignee,” as that term is defined in Section 14.8, below, a right of first offer with respect to the space located on the ground floor of the adjacent building located at 680 Folsom Street consisting of 11,636 rentable square feet (the “First Offer Space”), as depicted on Exhibit A-2 attached hereto. Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the initial lease(s) (including renewals and extensions, whether pursuant to rights set forth in such lease(s) or thereafter granted) of the First Offer Space, and such right of first offer shall be subordinate to all rights of other tenants of the Project, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Project existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under initial leases of the First Offer Space and other tenants of the Project, collectively, the “Superior Right Holders”). The Superior Right Holders as of the date of this Lease are set forth on Exhibit I, attached hereto. In addition, if Tenant, following its receipt of a “First Offer Notice,” as that term is defined in Section 1.3.1 of this Lease, below, fails to exercise its right to lease the First Offer Space, then Landlord shall have a right to enter into an interim lease (an “Interim Lease”) with a third party with respect to such space (i.e., the space set forth in the First Offer Notice) subject to the terms set forth in Section 1.3.2, below, and Tenant’s right of first offer as set forth in this Section 1.3 shall be subordinate the all rights of the tenant under the Interim Lease and such tenant shall be deemed a Superior Right Holder. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1 Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.3.3, below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. Landlord and Tenant hereby stipulate and agree that the rentable area of the First Offer is as set forth in Section 1.3, above.

1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within ten (10) business days (or, in the event such First Offer Notice is given pursuant to Landlord’s obligation to re-offer the space to Tenant pursuant to this Section 1.3.2, below, then five (5) business days) of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Tenant does not so notify Landlord within the ten (10) business day (or, if applicable, the five (5) business day) period, then Landlord shall be free for one hundred eighty (180) days thereafter (with Tenant’s right of first offer as set forth in this Section 1.3 to recommence following the expiration of such one hundred eighty (180) day period provided that Landlord does not enter into an Interim Lease pursuant to this Section 1.3.2 during such time period) to enter into an Interim Lease concerning the space described in such First Offer Notice to anyone to whom Landlord desires on any Economic Terms Landlord desires; provided, however, notwithstanding the foregoing, prior to Landlord entering into a lease of such First Offer Space with a third party on Economic Terms that are more than ten percent (10%) more favorable to such third party than the most favorable Economic Terms offered by Landlord to Tenant, Landlord shall deliver another First Offer Notice to Tenant with respect to such First Offer Space (and such First Offer Notice to Tenant shall contain the more favorable Economic Terms). Tenant shall have the same rights with respect to such additional First Offer Notice as it had with respect to the initial First Offer Notice except for the time period for response as expressly set forth above (it being understood that Tenant may exercise its first offer right, if at all, only on such more favorable Economic Terms set forth in such First Offer Notice). As used in this Section 1.3.2, “Economic Terms” shall refer to the net, aggregated cost to Tenant or another party, on a present value basis, of the effect of the following terms for any particular First Offer Space: (i) the rental rate (including additional rent and considering any “base year” or “expense stop” applicable thereto); (ii) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such First Offer Space (which amount is a deduction from the cost to Tenant or such other party); and (iii) the amount of free rent (which amount is a deduction from the cost to Tenant or such other party). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within ten (10) business days (or, if applicable, five (5) business days) of delivery thereof and Landlord thereafter enters into a Interim Lease pursuant to this Section 1.3.2, then Tenant’s right of first offer as set forth in this Section 1.3 shall recommence following the expiration or earlier termination of any applicable Interim Lease (including renewals, extensions and expansions, irrespective of whether any such renewal, extension or expansion is pursuant to an express written provision in such Interim Lease or whether such renewal or extension is effectuated by a lease amendment or a new lease) in accordance with the terms of this Section 1.3.

1.3.3 First Offer Space Rent. The annual “Rent,” as that term is defined in Section 4.1 of this Lease, payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the rent set forth in the First Offer Notice.

1.3.4 Construction In First Offer Space. Tenant shall accept the First Offer Space in its then existing “as is” condition. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.3.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then, within thirty (30) days thereafter, Landlord and Tenant shall execute a separate lease or lease amendment for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 1.3. Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space shall commence, upon the date of delivery of such First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in the First Offer Notice therefor.

1.3.6 Termination of Right of First Offer. The rights contained in this Section 1.3 shall be personal to Original Tenant and any Permitted Transferee Assignee, and may only be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease) if Original Tenant or Permitted Transferee Assignee, as applicable, occupies at least two full floors of the Premises. Tenant shall not have the right to lease the First Offer Space, as provided in this Section 1.3, if (i) as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in an event of default under this Lease, as set forth in Section 19.1 of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease; (ii) as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, the Lease is not then in full force and effect; or (iii) as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Original Tenant (or Permitted Transferee Assignee, as applicable) does not occupy at least two full floors of the Premises.

ARTICLE 2

LEASE TERM

2.1 Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the “Lease Commencement Date,” as that term is set forth in Section 3.3 of the Summary, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.4 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. Within three (3) months following the Lease Commencement Date (and thereafter at any time during the Lease Term if there is a change in the information set forth therein), Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.2 Option Terms.

2.2.1 Option Right. Landlord hereby grants to Original Tenant, and any Permitted Transferee Assignee, two (2) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”), which options shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not earlier than fifteen (15) months and not later than twelve (12) months prior to the expiration of the Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice and as of the end of the Lease Term or the initial Option Term, as applicable, Tenant is not in an event of default under this Lease, as set forth in Section 19.1 of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease; (ii) Tenant has not previously been in an event of default default under this Lease, as set forth in Section 19.1 of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, more than twice during the preceding twelve (12) months period; and (ii) this Lease then remains in full force and effect and Original Tenant or a Permitted Transferee Assignee occupies at least two (2) full floors of the Premises at the time the applicable option to extend is exercised and as of the commencement of the applicable Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Transferee Assignee, and may be exercised by Original Tenant or a Permitted Transferee Assignee only (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease). Notwithstanding any contrary provision of this Section 2.2, in no event may Tenant exercise its right to extend the Lease Term for the second Option Term under this Section 2.2 if Tenant fails to timely exercise its right to extend the initial Lease Term for the first Option Term under this Section 2.2.

2.2.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term, The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which consists of multiple full floors and is comprised of 40,000 to 100,000 rentable square feet in the aggregate, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces (not including rental abatement concessions granted to Tenant pursuant to sub-item (a), above). In addition, if Tenant elects to install and operate the Cafeteria in a portion of the Premises pursuant to the terms of this Lease, the Fair Rental Value of such cafeteria space during an Option Term shall be determined as if such cafeteria space were used as office space and had an office build-out consistent with the remaining portion of the Premises. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the low-rise, non-view floors of Class “A” office buildings which are comparable to the Building in terms of size, size of floorplates, height of building, quality of construction, level of services, amenities and appearance, and located in the Financial District and South of Market submarkets of San Francisco, California.

2.2.3 Determination of Option Rent. Within thirty (30) days following written request from Tenant, which request may be made not earlier than sixteen (16) months and not later than thirteen (13) months prior to the Lease Expiration Date or expiration of the initial Option Term, as applicable, Landlord shall provide Tenant with its non-binding (except as expressly set forth to the contrary in this Section 2.2.3, below), good faith estimate of the Option Rent (the “Estimated Option Rent”). Whether or not Tenant requests Landlord’s Estimated Option Rent, Tenant may exercise its option to extend the Lease Term in accordance with the terms of Section 2.2.1. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent (which may or may not be equal to the Estimated Option Rent) on or before the date which is at least nine (9) months prior to the Lease Expiration Date or the expiration date of the initial Option Term, as applicable; provided, however, that if Tenant expressly accepts Landlord’s

Estimated Option Rent at the time Tenant timely and appropriately exercises an option to extend the Lease Term, then Landlord’s Estimated Option Rent shall be deemed to be the Option Rent for the Option Term, and binding on both Landlord and Tenant. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial high-rise properties in the Financial District and South of Market submarkets of San Francisco, California, The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint the Neutral Arbitrator, subject to criteria in Section 2,2.3,2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

ARTICLE 3

BASE RENT

3.1 Base Rent. Commencing on the Lease Commencement Date (subject to the “Rent Abatement Period,” as that term is defined in Section 3.2, below), Tenant shall pay, without prior notice or demand, to Boston Properties, LP - Property 12, P.O. Box 742841, Los Angeles, California 90074-2841, or, at Landlord’s option, to such other party or at such other place as Landlord may from time to time designate in writing, by notice to Tenant in accordance with the provisions of Article 28 of this Lease, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that Tenant is not then in default of this Lease, then (i) during the first full three (3) calendar months of the Lease Term (the “First Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the entire Premises during such First Rent Abatement Period (the “First Rent Abatement”), and (ii) during the fourth (4th) through twelfth (12th) full calendar months of the Lease Term (the

“Second Rent Abatement Period,” together with the First Rent Abatement Period, collectively, are the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to a portion of the Premises consisting of 15,000 rentable square feet during such Second Rent Abatement Period (the “Second Rent Abatement,” together with the First Rent Abatement, collectively, are the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $1,435,345.50 (i.e., comprised of an aggregate of (A) $794,095.50 for the First Rent Abatement, and (B) $641,250.00 for the Second Rent Abatement). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If, prior to the expiration of the Second Rent Abatement Period, Tenant shall be in an event of default under this Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, casualty (pursuant to Article 11, below), or condemnation (pursuant to Article 13, below), then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay (i) “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.10 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Building Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1 of this Lease, and (ii) from and after the second (2nd) anniversary of the Lease Commencement Date, Tenant’s Share of “Capital Expenses,” as that term is defined in Section 4.2.9, below, pursuant to Section 4.6 of this Lease; provided, however, that in no event shall any decrease in Building Direct Expenses for any “Expense Year,” as that term is defined in Section 4.2.6 of this Lease, below Building Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord may upon expiration of the Lease Term deliver to Tenant an estimate of any Base Rent, Additional Rent or other obligations outstanding, and Landlord may either deduct such amount from any funds otherwise payable to Tenant upon expiration or require Tenant to pay such funds immediately. Landlord shall make necessary adjustments for differences between actual and estimated Additional Rent in accordance with Section 4.4, below.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4, below, respectively.

4.2.3 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.5 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.6 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses and Capital Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.7 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (however, excluding the cost of electricity consumed in the Premises since Tenant is separately paying for the cost of electricity to the Premises as Additional Rent pursuant to Section 6.1.2 of this Lease), the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a mandatory transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof) subject to the terms of sub-item (z), below, consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the fair rental value of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Building as part of the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at an annual interest rate determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion-thereof; (xiii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; (xiv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building as part of the Project or related to the use or operation of the Building as part of the Project; and (xv) all costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard. Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a) any items included in Tax Expenses;

(b) except as permitted pursuant to item (xii), above, principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;

(c) capital improvements to the Building or the Project, and capital repairs, capital equipment, and capital tool, and rental payments and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (i) equipment which is used in providing janitorial or similar services and which is not affixed to the Building, (ii) equipment rented to remedy or ameliorate an emergency condition;

(d) legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);

(e) legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

(f) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(g) expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;

(h) the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(i) the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

(j) the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project;

(k) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(l) unfunded contributions to operating expense reserves by other tenants;

(m) contributions to charitable or political organizations;

(n) expenses related solely and exclusively to the operation of the retail space in the Project;

(o) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord Parties;

(p) fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the Project;

(q) interest, fines or penalties for late payment or violations of Applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an Applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

(r) the cost of remediation and removal of “Hazardous Substance,” as that term is defined in Section 5.2, below, in the Building or on the Project as required by applicable laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not, as of the date of this Lease (or as of the date of introduction), deemed to be Hazardous Substance under applicable laws but which are subsequently deemed to be Hazardous Substance under applicable laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by Tenant Parties);

(s) costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(t) costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;

(u) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project;

(v) except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in Class A office buildings of comparable quality in the Financial District and South of Market submarkets of San Francisco, California;

(w) depreciation for the Building;

(x) reserves for future improvements, repairs, additions, etc.;

(y) costs of replacements, alterations or improvements necessary to make the Building or the Project comply with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this Lease), provided, however, that the provisions of this sub-item (y) shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an Applicable Law which is imposed after the date of this Lease; and

(z) fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) of Landlord’s gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees from the Project for any calendar year or portion thereof; provided, however, that to the extent that the management fee percentage in the Base Year is less than three and one-half percent (3.5%) as set forth above and thereafter increases up to three and one-half percent (3.5%), then the Base Year management fee shall be recalculated based on a three and one-half percent (3.5%) management fee.

If Landlord does not carry earthquake insurance for the Building during the Base Year but subsequently obtains earthquake insurance for the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent Expense Year. Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, security concerns, embargoes or shortages. In no event shall the components of Direct Expenses for any Expense Year related to Tax Expenses, Project utility, services, or insurance costs be less than the components of Direct Expenses related to Tax Expenses, Project utility, services, or insurance costs in the Base Year.

4.2.8 Taxes.

4.2.8.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, unless required to be paid by Tenant, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.8.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.8.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. If the property tax assessment for the Project (or any portion thereof) (or Tax Expenses) for the Base Year or any Expense Year does not reflect an assessment (or Tax Expenses) for a one hundred percent (100%) leased, completed and occupied project (such that existing or future leasing, tenant improvements and/or occupancy may result in an increased assessment and/or increased Tax Expenses), Tax Expenses shall be adjusted, on a basis consistent with sound real estate accounting principles, to reflect an assessment for (and Tax Expenses for) a one hundred percent (100%) leased, completed and occupied project.

4.2.8.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and

Tenant acknowledge that the preceding sentence is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. Notwithstanding the foregoing, upon a reassessment of the Building and/or the Project pursuant to the terms of Proposition 13 (a “Reassessment”) occurring after the Base Year which results in a decrease in Tax Expenses, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Building and/or the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) (the “Base Year Prop 13 Taxes”) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment, and if thereafter, in connection with a subsequent Reassessment, the assessed value of the Building and/or the Project under Proposition 13 shall increase, the current Base Year Prop 13 Taxes shall be increased for purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the lesser of the original Base Year Prop 13 Taxes and an amount equal to the real estate taxes based upon such Reassessment.

4.2.9 “Capital Expenses” shall mean all cost of capital repair, improvements or expenditures incurred by Landlord in connection with the Project (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof (but the annual amortized cost thereof shall in no event exceed the “Projected Annual Savings,” as that term is defined in Section 4.6, below), or (B) that are required under any governmental law or regulation. In no event shall Capital Expenses include any costs incurred by Landlord prior to or during the Base Year.

4.2.10 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the office area of the Building.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Direct Expenses. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Building Direct Expenses for such Expense Year exceeds Tenant’s Share of Building Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due or within thirty (30) days, whichever is earlier, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below. If the amounts paid by Tenant during an Expense Year as Estimated Excess exceed the Excess for such Expense Year, then such difference shall be reimbursed by Landlord to Tenant, provided that any such reimbursement, at Landlord’s option, may be credited against the Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall refund the appropriate amount to Tenant. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary.

Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay thirty (30) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above, provided that the above “building standard” charges payable by Tenant as set forth herein shall only be due to the extent Landlord charges all other office tenants of the Building for overstandard tenant improvements (to the extent such charges are applicable).

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or (iv) leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent.

4.6 Calculation and Payment of Capital Expenses. Notwithstanding any provision to the contrary contained in this Lease, from and after the Second (2nd) anniversary of the Lease Commencement Date, Tenant shall pay to Landlord, on a monthly basis, as Additional Rent and in addition to Tenant’s Share of Building Direct Expenses, an amount equal to Tenant’s Share of all Capital Expenses incurred by Landlord; provided, however, any such Capital Expenses shall be amortized (including interest on the unamortized cost at an annual interest rate reasonably determined by Landlord and consistent with the interest rates being used by the landlords of Comparable Buildings to amortize capital expenses) over its reasonable useful life as determined by Landlord in accordance with sound real estate management and accounting principles, consistently applied, and Tenant shall only be obligated to pay Tenant’s Share of such amortized amount; provided further, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual amortization therefor, then and in such event the amount of amortization for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased amortization (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal. The amount of Capital Expenses incurred by Landlord, as well as Tenant’s Share of such Capital Expenses, shall be set forth on each Statement and each Estimate Statement delivered by Landlord Tenant and Tenant shall pay Tenant’s Share of such Capital Expenses at the same time and in the same manner as Tenant shall pay Tenant’s Share of Building Direct Expenses.

4.7 Landlord’s Books and Records. Within nine (9) months after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Direct Expenses and/or Capital Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a certified public accountant and is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be (provided that Tenant may pay such amounts under protest). In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. The inspection shall be completed within thirty (30) days following the date Landlord makes such records available for review. Tenant’s failure to dispute the amount of Direct Expenses set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Direct Expenses and/or Capital Expenses, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval, and such determination by the Accountant shall be binding on Landlord and Tenant; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than three percent (3%), then the cost of the Accountant shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.7, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses and/or Capital Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Substances,” as that term is defined below. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance (including, without limitation, foul or noxious odors in connection with the operation of the Cafeteria) in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. Except for small quantities customarily used in business offices (and with respect to the Cafeteria, customarily used in cafeterias), Tenant shall not cause or permit any “Hazardous Substance,” as that term is defined below, to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant’s agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord’s written consent. Tenant shall immediately notify, and shall direct Tenant’s agents, employees contractors, invitees, assignees and sublessees to immediately notify, Landlord of any incident in, on or about the Premises, the Building or the Project that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. As used herein, “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” also includes asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum.

5.3 Fire Stairs. Provided that Tenant (or Permitted Transferee or approved Transferee, as applicable) leases and occupies two (2) full floors of the Premises, Tenant or Permitted Transferee or approved Transferee, as applicable) shall have the non-exclusive right, subject to Applicable Laws, to use the fire stairs connecting the floors of the Premises solely for the regular travel of employees between such floors. Tenant shall not make any improvements to such fire stairs; provided, however, Tenant shall have the right to have such fire stairs, and the door(s) access such fire stairs on each floor of the Premises, monitored and accessed by a security system installed by Tenant pursuant to Article 8 of this Lease (provided further that Tenant shall be responsible, at Tenant’s sole cost and expense, to maintain such security system during the Lease Term and shall be required to remove the same at the expiration or sooner termination of the Lease Term, and repair any damage to the Building caused by such removal). Tenant’s use of such fire stairs shall be limited solely to the ingress and egress by Tenant’s employees of the floors of the Building upon which the Premises is located. Tenant hereby acknowledges that such use of the fire stairs may not currently be allowed by Applicable Laws.

5.4 Outdoor Patio. Subject to the terms hereof, Tenant shall have the non-exclusive right to use the Outdoor Patio for Tenant’s special events (collectively, “Tenant Functions”) from time to time. The Outdoor Patio shall at all times be used by Tenant in a manner consistent with a first-class office project containing outside patio areas, and on the terms and conditions set forth herein. Tenant’s right to use the Outdoor Patio shall be further conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed by Landlord from time to time for use of the Outdoor Patio. If Tenant desires to use the Outdoor Patio for a Tenant Function, Tenant shall provide at least one (1) week prior written notice (each notice, a “Function Notice”), to Landlord of such proposed Tenant Function, including (i) the proposed date of the Tenant Function, (ii) the proposed start time, end time, set-up time and clean-up time for the Tenant Function, (iii) the anticipated number of attendees, and (iv) the particular use (e.g., catered event). Provided that the Outdoor Patio is available for use by Tenant and Landlord otherwise approves the Tenant Function in Landlord’s sole discretion, then, prior to such Tenant Function, Landlord and Tenant shall promptly execute Landlord’s standard license agreement for Outdoor Patio events, which license agreement shall include, among other things, the insurance requirements applicable to such Tenant Function and the other terms of Tenant’s use of the Outdoor Patio for the Tenant Function (including, without limitation, Tenant’s responsibility to pay for additional expenses (such as increased janitorial or security) incurred by Landlord in connection with such Tenant Function on the Outdoor Patio). In addition to the use of the Outdoor Patio based on a Function Notice, Tenant may reserve in advance with Landlord (subject to availability), no later than January 15 of each calendar year, at least four dates during such calendar year on which Tenant may have exclusive use of the Outdoor Patio for Tenant Functions.

5.5 Cafeteria. Tenant shall have the right to construct, either as part of the initial Tenant Improvements or subject to the terms of Article 8, below, cafeteria space (the “Cafeteria”) within the Premises. Tenant shall have the right to operate the Cafeteria to provide food service to Tenant’s employees and guests only, provided the Cafeteria shall be operated in a first class manner, including, without limitation, the requirement that Tenant shall provide, at Tenant’s sole cost and expense, janitorial services and pest control services to the Cafeteria space in a manner consistent with a first-class project. If required by Applicable Laws, then Tenant shall be required to install grease traps, grease storage facilities and grease interceptors and other similar equipment to services the cafeteria as well as kitchen exhaust systems to minimize odors and to perform other sound attenuation measures as Landlord may reasonably require. Tenant shall use commercially reasonable efforts to minimize any cooking odors emitted from the Premises other than through ventilation equipment and systems installed to service the cafeteria. Tenant shall use commercially reasonable efforts to maintain a food service rating of “A” (or such other highest department of health or other applicable governmental authority having jurisdiction or similar rating as is available). If Tenant elects to operate the Cafeteria, Tenant shall pay to Landlord, as Additional Rent, all costs actually incurred by Landlord in connection with the operation of the Cafeteria which are above the costs Landlord would have incurred had such space been used as office space, as reasonably determined by Landlord. Landlord hereby approves the Cafeteria concept plan (the “Cafeteria Concept Plan”) attached hereto as Exhibit K. Provided that either (a) Tenant’s “Construction Drawings” (as such term is defined in Section 3.1 of the Tenant Work Letter attached hereto as Exhibit B) showing the Cafeteria or (b) Tenant’s plans for future Alterations (as such term is defined in Section 8.1 of this Lease) showing the Cafeteria, as the case may be, are consistent with, and natural extension of, the Cafeteria Concept Plan, then (i) Landlord’s approval of such Construction Drawings or plans shall not be unreasonably withheld, conditioned or delayed, and (ii) Tenant shall not be required to remove the Cafeteria at the expiration or earlier termination of the Lease Term (whether the Cafeteria is constructed as part of the initial Tenant Improvements or as part of future Alterations).

5.6 Internal Staircase. Landlord hereby agrees that Tenant shall have the right to construct, either as part of the Tenant Improvements or as an Alteration pursuant to Article 8, one or more internal staircases (each a “Staircase”) between (A) the portion of the Premises located on the ground floor and the portion of the Premises located on the second (2nd) floor of the Building, and/or (B) the portion of the Premises located on the second (2nd) floor of the Building, and the portion of the Premises located on the third (3rd) floor of the Building. The installation of such Staircase shall be subject to all of the terms and conditions of the Tenant Work Letter if constructed as part of the Tenant Improvements, and Article 8 if constructed as an Alteration. In addition, without limiting Tenant’s obligation to remove other Tenant Improvements or Alterations pursuant to the terms and conditions of this Lease, prior to the expiration or earlier termination of this Lease, Tenant shall remove the Staircase and restore all portions of the Building and finishes affected by such removal, including, without limitation, (i) replacing the pan decking between the applicable floors of the Building, (ii) replacing all ceiling components (e.g., drop ceiling, grids, lights, HVAC, fire sprinklers, fire/life safety devices and utilities lines), as applicable, in the affected area(s), (iii) replacing any relocated HVAC main distribution ducts, except for electrical, communication and plumbing lines that were re-routed when the Staircase was installed (“Re-Routed Lines”), which Re-Routed Lines may remain in place, (iv) applying new concrete at the point of connection of the Staircase to the applicable floors of the Building, (v) applying new fire proofing, (vi) retaining a contractor designated by Landlord to perform deputy inspection as required by all applicable building codes, and (vii), if necessary in Landlord’s reasonable discretion, providing beam reinforcement to the extent that the installation of the Staircase removed or otherwise adversely modified such reinforcement, or to the extent required in order to comply with Applicable Laws then in effect (collectively, the “Staircase Removal Requirements”). Tenant’s obligations under the Staircase Removal Requirements shall survive the expiration or earlier termination of the Lease. Notwithstanding the foregoing, Landlord shall have the right, upon written notice to Tenant on or before the date that is nine (9) months prior to the Lease Expiration Date (or within thirty (30) days after the earlier termination of the Lease Term, as the case may be), to itself perform such Staircase Removal Requirements and charge the actual cost thereof, including Landlord’s commercially reasonable supervision fee, to Tenant.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other state or nationally recognized holidays which are observed by Comparable Buildings (collectively, the “Holidays”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems subject to reasonable advance notification from Landlord of any such regulations and requirements.

6.1.2 Landlord shall furnish during the Lease Term, the maximum electrical capacity set forth in the “Delivery Condition,” as that term is defined in Section 1 of the Tenant Work Letter (the “Maximum Load”) on a submetered basis, exclusive of the electric required for HVAC (but including electric required for any supplemental HVAC installed by Tenant). Landlord shall be responsible for installing, and making operational, submeters to measure the amount of electricity used by Tenant in the Premises. Where more than one meter measures the electrical consumption or demand of Tenant in the Building, the service rendered through each meter shall be aggregated, computed and billed as if one meter measured all of Tenant’s electrical consumption and demand for the Premises. Bills for such submetered electricity shall be rendered at such time or times as Landlord may elect, but not more than once a month, and shall be payable by Tenant as Additional Rent (and not as an Operating Expense) within ten (10) business days of rendition thereof. The amount to be charged to Tenant by Landlord per KW and KWHR of electric consumed in the Premises shall be 100% of the actual cost at which Landlord from time to time purchases such KW and KWHR of electricity utilized in the Premises for the same period from the utility company calculated as set below. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, kitchen (including the Cafeteria), lavatory and toilet purposes in the Premises.

6.1.4 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, except in the event of emergency, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.5 Landlord shall provide nonexclusive freight elevator service at all times.

6.1.6 Landlord shall provide customary weekday janitorial services to the Premises (excluding (i) the Rooftop Deck, and (ii) the Cafeteria and any other portions of the Premises used for the storage, preparation, service or consumption of food or beverages), except the date of observation of the Holidays, in and about the Premises and customary occasional window washing services, each in a manner consistent with other Class “A” office buildings located in the vicinity of the Project. Landlord shall require the entity providing janitorial services to the Premises to comply with all Applicable Laws, including, without limitation, any Applicable Laws pertaining to the Health Insurance Portability and Accountability Act (“HIPPA”) which may apply to Tenant and/or the Premises and the cleaning thereof, to the extent required to do so pursuant to the terms of Article 27, below.

6.1.7 Landlord shall provide reasonable access-control services for the Building and in the Building parking facility in a manner materially consistent with the services provided by Landlord as of the date of this Lease. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person. Subject to Applicable Laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Building and the Premises (other areas requiring access with a Building engineer), twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the parking garage, loading dock, mailroom and other limited-access areas of the Building and/or Project during the normal operating hours of such portions of the Building and/or Project.

6.1.8 Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit to the extent (i) there is available space in the Building risers, raceways, shafts and/or conduit for Tenant’s use, which availability shall be determined by Landlord in Landlord’s sole and absolute discretion, and (ii) Tenant’s requirements are consistent with the requirements of a typical general office user. To the extent that any such use (A) involves a service provider that does not have access to the Building as of the date of this Lease, (B) requires an existing service provider to provide a new or special service to the Building, or (C) involves providing connectivity between two or more floors of the Premises, or otherwise extends beyond the floors upon which the Premises are located, then Tenant shall pay as Additional Rent Landlord’s standard fee for the use of such Building risers, raceways, shafts and/or conduit. Tenant may only use vendors selected by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service. In no event shall the foregoing increase the amount of Additional Rent payable by Tenant under this Lease.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter (or sub-meter) any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices. In addition, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may require the installation in accordance with Energy Star of separate metering or check metering equipment, in which event (i) Tenant shall pay the costs of any such meter or check meter directly to Landlord, on demand, including the installation and connectivity thereof, (ii) Tenant shall directly pay to the utility provider all electric consumption on any meter, and (iii) Tenant shall pay to Landlord, as Additional Rent, all electric consumption on any check meter within thirty (30) days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under the Lease. In the event that Tenant purchases any utility service directly from the provider, Tenant shall promptly provide to Landlord either permission to access Tenant’s usage information from the utility service provider or copies of the utility bills for Tenant’s usage of such services in a format reasonably acceptable to Landlord. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance; provided, however, that prior to Landlord performing any such additional services, Landlord shall provide Tenant with a menu detailing the costs of such additional services, which costs, including Landlord’s standard fee, shall not exceed the costs for such services being offered by unaffiliated third party vendors. If Tenant requests any such additional services, then, subject to the provisions of the preceding sentence, Tenant shall pay to Landlord the cost of such additional services, including Landlord’s standard fee for its involvement with such additional services, promptly upon being billed for same.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good condition and operating order the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, base building restrooms and all Common Areas (collectively, the “Building Structure”), and the Base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord (collectively, the “Building Systems”). Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the Building Structure and/or the Building Systems except to the extent required because of Tenant’s use of the Premises for other than normal and customary business office operations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, Landlord shall have the exclusive right, at Landlord’s option, but not the obligation, to make such repairs and replacements, and Tenant shall pay to Landlord the cost thereof, including Landlord’s standard fee for its involvement with such repairs and replacements, promptly upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make or suffer to be made any improvements, alterations, additions, changes, or repairs (pursuant to Article 7 or otherwise) to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or affects the exterior appearance of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s request made at the time such consent is granted, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Francisco, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the

Base Building. The “Base Building” shall mean the Building Structure and Building Systems. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to the sum of (A) three percent (3%) of the first $100,000.00 of the cost of each such Alteration, and (B) two percent (2%) of the costs of each such Alteration thereafter; and (vii) all other reasonable, actual, out-of-pocket costs actually incurred by Landlord in connection with the construction of the Alterations. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, at Landlord’s election, to a building standard tenant improved condition as determined by Landlord; provided, however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. Notwithstanding the foregoing, Tenant shall not be required to remove any Tenant Improvements set forth in the Tenant Work Letter or future Alterations which are normal and customary business office improvements; provided, however, in any event Landlord may require Tenant to remove (i) rolling files and structural supports, (ii) built-in or high-density file systems, (iii) intentionally omitted, (iv) any structural improvements, including, without limitation, any stairwells installed by Tenant, (v) any security or information technology systems installed by or on behalf of Tenant in the Premises, and (vi) the Cafeteria. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, if elected by Landlord, to a building standard tenant improved condition as determined by Landlord, prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys’ fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

TENANT’S INDEMNITY AND INSURANCE

10.1 Tenant’s Indemnity.

10.1.1 Indemnity. To the maximum extent permitted by law, Tenant waives any right to contribution against the “Landlord Parties,” as that term is defined in Section 10.13, below, and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any act, omission or negligence of the “Tenant Parties,” as that term is defined in Section 10.13, below; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Project, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Lease or the common law.

10.1.2 Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including attorney’s fees) incurred as a result of said breach, and the reasonable value of time expended by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this section.

10.1.3 No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

10.1.4 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

10.1.5 Survival. The terms of this section shall survive any termination or expiration of this Lease.

10.1.6 Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’

fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

10.1.7 Landlord’s Indemnity. Subject to the limitations in Section 29.13 and in Section 10.2 and Section 10.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Project after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the gross negligence or willful misconduct of Landlord or Landlord’s employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this section shall not be applicable to (i) the holder of any mortgage now or hereafter on the Project or Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Project or Building), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing.

10.2 Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000.00 per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverage(s) as determined by Landlord (including liquor or host liability coverage, if applicable) and provide Landlord with evidence of the same.

10.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and (insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and (iii) other property of Tenant located at the Premises (collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11 of this Lease, below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Section 11.2 of this Lease, below), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

10.5 Tenant’s Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Project) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

10.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days’ (ten (10) days’ for cancellation due to non-payment of premiums) prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such liability insurance policy shall contain any self-insured retention greater than $25,000.00, and no such property insurance policy shall contain any self-insured retention greater than $100,000.00. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 10.13 of this Lease, below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.7 Additional Insureds. The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.3 of this Lease, above, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

10.8 Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least ten (10) days prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance, respectively, are attached hereto as Exhibit F.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

10.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 of this Lease, above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

10.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, as evidenced by written documentation from Landlord’s insurer, then the cost of all such additional insurance premiums thereafter paid by Landlord which shall have been charged because of the aforesaid reasons shall be included in Operating Expenses.

10.12 Landlord’s Insurance.

10.12.1 Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

10.12.2 Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by a “Mortgagee,” as that term is defined in Section 18.2 of this Lease, below. The cost of all such additional insurance shall also be part of the Operating Expenses.

10.12.3 Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.12.4 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.13 Waiver Of Subrogation. The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, each ground lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

10.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively, “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.

Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under item (ii) of Section 10.4 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof, provided that such abatement of Rent shall be allowed only to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses; provided further, however, if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, then Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy

(270)days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies or that portion of the proceeds from Landlord’s insurance policies allocable to the Building or the Project, as the case may be; or (iv) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises are unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums), or (b) the damage occurs during the last twelve (12) months of the Lease Term, Tenant may elect, no earlier than thirty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days after the date such notice is given by Tenant.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and reasonable history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed Two Thousand Five Hundred and 00/100 Dollars($2,500.00) for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall either grant consent or withhold consent within ten (10) business days after Landlord’s receipt of a complete Transfer Notice. Any withholding of consent shall specify in reasonable detail the reasons for withholding consent. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Project to the extent Landlord cannot meet such occupant’s space needs), or (ii) has entered into a term sheet or is negotiating a term sheet with Landlord to lease space in the Project (provided, however, that Tenant may assign or sublease space to an occupant of the Project to the extent Landlord cannot meet such occupant’s space needs), or (iii) Landlord is currently meeting with (or has previously met with) the proposed Transferee to tour space in the Project;

14.2.7 In Landlord’s reasonable judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of office use by other tenants in the Project, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, or would require a material increase of services by Landlord unless Tenant agrees to pay for the increased cost of providing such services;

14.2.8 The proposed Transfer would result in the existence of, in the aggregate, more than three (3) subtenants occupying the Premises at any given time during the Lease Term; or

14.2.9 Any part of the rent payable under the proposed Transfer shall be based in whole or in part on the income or profits derived from the Subject Space or if any proposed Transfer shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer (excluding expenses relating to such Transferee’s furniture, fixtures and equipment), (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions and marketing expenses in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, Tenant’s Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event that Tenant contemplates a Transfer (“Contemplated Transfer”), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall have no obligation to deliver an Intention to Transfer Notice hereunder, and Landlord shall have no right to recapture space with respect to, (A) a sublease of less than the entire Premises, (B) a sublease for less than the remainder of the Lease Term (for purposes hereof, a sublease shall be deemed to be for the remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such sublease shall expire during the final twelve (12) months of the Lease Term), or (C) an assignment or sublease pursuant to the terms of Section 14.8, below. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the remainder of the Lease Term. Thereafter, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receipt of any Transfer Notice, to recapture the Transfer Space. Any recapture under this Section 14.4 shall cancel and terminate (or suspend if not for the remainder of the Lease Term) this Lease with respect to the Transfer Space as of the Effective Date. In the event of a recapture by Landlord, (i) Landlord shall install, on a commercially reasonable basis, any corridor and/or demising wall which is required as a result of a recapture by Landlord pursuant to the terms hereof, (ii) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; and (iii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture the Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.4 Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord’s option, a “Transfer Agreement,” as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a “Transfer Agreement”), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee’s agreement to be bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant’s obligation to pay Rent), provided that, in the event of a Transfer of less than the entire Premises, the obligations to which such Transferee shall agree to be so bound shall be prorated on a basis of the number of rentable square feet of the Subject Space in proportion to the number of square feet in the Premises; (B) such Transferee’s acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord’s rights under Section 19.3 of this Lease; and (C) Tenant’s and such Transferee’s recognition of and agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

14.6 Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease, then Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, officers or members, as applicable, or transfer of fifty percent (50%) or more of partnership, ownership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment of this Lease or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) an assignment of this Lease or subletting of all or a portion of the Premises to any real estate holding subsidiary of Tenant (including, without limitation, Athena Arsenal LLC), (C) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (D) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (E) an assignment of this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (E) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) unless prohibited by applicable securities laws, Tenant notifies Landlord at least ten (10) days prior to the effective date of any such assignment or sublease (or, if prohibited by applicable securities laws, then within ten (10) business days after the effective date of such assignment or sublease) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) Tenant is not in default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to Two Hundred Million Dollars ($200,000,000.00), and (v) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

14.9 Occupancy by Epocrates. Notwithstanding any contrary provision of this Article 14, provided that Epocrates, Inc., a Delaware corporation (“Epocrates”), is a wholly-owned subsidiary of the Original Tenant, then the Original Tenant shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of the Transfer Premium, to permit the occupancy of all or a portion of the Premises by Epocrates, which occupancy shall be on and subject to the following conditions: (i) the portion of the Premises occupied by Epocrates shall not be demised from the remainder of the Premises, and (ii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease. For all purposes under this Lease, whenever a right of Tenant is conditioned upon Original Tenant occupying all or a portion of the Premises (including without limitation Section 7 of the Summary, and Sections 1.1.4, 1.3, 2.2.1, 23.2.3 and 29.38 of this Lease) the Original Tenant shall be deemed to occupy any portion of the Premises occupied by “Epocrates” pursuant to this Section 14.9.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, non-permanently affixed business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the initial two (2) months of such holdover, and (ii) two hundred percent (200%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, and such failure to surrender is in excess of thirty (30) days, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year (i) upon the request of a prospective buyer or lender in connection with the disposition or refinance of the Building, (ii) upon a default by Tenant beyond any applicable notice and cure period expressly set forth in this Lease, (iii) upon the filing of bankruptcy by Tenant, and/or (iv) upon Landlord’s request no more than once per calendar year for any reason other than the occurrence of the events set forth in sub-items (i) through (iii), above. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1 Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, trust deed or other encumbrances, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in the standard form provided by such Superior Holders, which requires such Superior Holder to accept this lease, and not to disturb tenant’s possession, so long as an event of default has not occurred and be continuing (a “SNDAA”) executed by Landlord and the appropriate Superior Holder. Landlord represents to Tenant that as of the date of execution of this Lease, there are no Superior Holders. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2 Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project (collectively, a “Mortgagee”), or from Landlord, which notice sets forth the address of such lienholder or ground lessor, and provided that Tenant has received a SNDAA as required by Section 18.1, above, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below), and the curing of any of Landlord’s defaults by such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Article 18, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).

18.3 Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

18.3.2 Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure is not cured within five (5) business days after written notice from Landlord that said amount was not paid when due, provided that if Tenant has previously received one (1) or more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, then Landlord shall not be required to deliver any notice to Tenant and a default shall immediately occur upon any failure by Tenant to pay any rent or any other charge required to be paid under the Lease when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant pursuant to California Civil Code 1951.3 or any successor statute; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of and within the time frames specified in Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.34 of this Lease, where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.l(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement

Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with Landlord’s other funds. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Interior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant, at its sole cost and expense, may install identification signage using Tenant’s corporate graphics anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Exterior Signage. Subject to the terms of this Section 23.2, Tenant shall be entitled to install one sign on the exterior of the Building (the “Exterior Signage”). Landlord hereby consents to the three (3) locations of the Exterior Signage as shown on Exhibit G attached hereto.

23.2.1 Exterior Signage Specifications and Permits. Exterior Signage shall set forth Tenant’s name and logo as determined by Tenant; provided, however, in no event shall Exterior Signage include an “Objectionable Name,” as that term is defined in Section 23.2.2 of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Exterior Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (except the exact location shall be designated by Landlord as set forth in Section 23.2, above), and shall be consistent and compatible with the quality and nature of the Project and the Sign Specifications, as well as Landlord’s building-standard signage program. For purposes of this Section 23.2, the reference to “name” shall mean name and/or logo. In addition, Exterior Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining all necessary governmental permits and approvals for Exterior Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Exterior Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Exterior Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Exterior Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2.2 Objectionable Name. In no event shall Exterior Signage include, identify or otherwise refer to a name and/or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building (an “Objectionable Name”). The parties hereby agree that the name “Athenahealth, Inc.,” “Epocrates,” or any reasonable derivations thereof, shall not be deemed an Objectionable Name.

23.2.3 Termination of Right to Exterior Signage. The rights contained in this Section 23.2 shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised and maintained by the Original Tenant or any Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent that the Original Tenant or any Permitted Transferee Assignee leases at least two (2) full floors of the Premises (irrespective of occupancy).

23.2.4 Cost, Maintenance and Removal of Exterior Signage. The costs of the actual sign comprising the particular Exterior Signage and the installation, design, construction, and any and all other costs associated with Exterior Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant, at Tenant’s sole cost and expense. Landlord and Tenant hereby expressly acknowledge and agree that Exterior Signage shall be installed and removed by a vendor designated by Landlord, and therefore Tenant shall contract with such Landlord designated vendor to perform the work identified herein. Tenant shall be responsible, and shall bear the cost, to maintain, repair and replace the Exterior Signage in good, first-class condition and repair during the Lease Term. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Exterior Signage to be removed and shall cause the area in which such Exterior Signage was located to be restored to the condition existing immediately prior to the installation of such Exterior Signage. If Tenant fails to timely remove such Exterior Signage or to restore the areas in which such Exterior Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The terms of this Section 23.2.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any such governmental regulations related to disabled access (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 of this Lease, above. Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any Alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws. Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee upon the date said amount is due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (A) within five (5) days after the date they are due, or (B) upon the date they are due if any Rent or other amounts owing hereunder have not been received by Landlord or Landlord’s designee within five (5) days after the date due on two (2) or more prior occasions during the immediately preceding twelve (12) month period, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (y) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

27.1 HIPPA Requirements. Landlord acknowledges that Tenant may engage in certain work in the Premises that may require a certain level of privacy or confidentiality as more particularly set forth in this Article 27, and therefore, in order to comply with such requirement, Tenant shall have the right (except in the case of an emergency) to designate an employee or other representative of Tenant to accompany Landlord and Landlord’s agents, guests and invitees when they enter and access the Premises, and Landlord shall (except in the case of an emergency) comply with such right of Tenant. Neither Landlord nor any party authorized by or through Landlord may view, remove, alter, destroy, use or disclose to third parties any medical or financial information or any information concerning Tenant’s business it obtains or encounters through access to the Premises. Notwithstanding anything to the contrary contained in this Lease, except in the case of an emergency, any access to the Premises by Landlord or any party claiming by or through the same (including, without limitation, janitorial staff), shall be in accordance with the security, safety and confidentiality requirements that the Tenant may adopt from time to time to the extent required by Applicable Laws, including, without limitation, HIPPA, provided that (i) such Applicable Laws mandating any such security, safety and confidentiality requirements expressly apply to Landlord or any such party claiming by or through Landlord, and (ii) Tenant shall have provided such requirements in advance in writing to Landlord.

27.2 Entry by Landlord, Generally. Subject to Landlord’s compliance with the terms of Section 27.1, above (the “HIPPA Requirements”), Landlord reserves the right at all reasonable times and upon at least forty-eight (48) hours advance notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease, may be oral, and which notice shall not be required in the case of an emergency) and subject to Tenant’s requirement set forth in Section 27.1, above, that Landlord and its agents, guests and invitees be accompanied by a representative of Tenant, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or, during the last twelve (12) months of the Lease Term, to prospective tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, but subject to the HIPPA Requirements, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including regularly scheduled janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. Landlord may make any such entries without the abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business and/or lost profits occasioned thereby, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Tenant hereby waives any claims for any loss of occupancy or quiet enjoyment of the Premises in connection with such entries. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

and

and

and

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor, provided that Landlord shall reimburse Tenant for its actual and reasonable costs and attorneys’ fees reasonably incurred in connection with such documents. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor, provided that Landlord shall reimburse Tenant for its actual and reasonable costs and attorneys’ fees reasonably incurred in connection with such document.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that

Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the rents, issues and profits thereof. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Tenant Parking. Tenant may rent, on a month-to-month basis, one (1) non-transferable parking pass for every 4,500 rentable square feet of the Premises for unreserved parking spaces in the Project parking facility (which is located underneath the Building and 680 Folsom Street) directly from the Project parking facility operator. Tenant shall pay to the parking facility operator or, at Landlord’s option, directly to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant shall supply Landlord with an identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which such parking pass has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in an event of default under this Lease, as set forth in Section 19.1 of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 29.18 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this

Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Embarcadero Center” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, or unless required by law, such as a disclosure of the terms of this Lease (or the entirety of this Lease) in connection with Tenant’s securities law filings.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision, provided that Landlord shall reimburse Tenant for its actual and reasonable costs and attorneys’ fees reasonably incurred in connection with such documents.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables and cell phone repeaters (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) if Tenant (or its subtenants) are not the only occupants of the Building, an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

29.33 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.34 Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

29.35 Rooftop Rights. Provided that Tenant is then in occupancy of the Premises, then, subject to availability, in accordance with, and subject to, this Section 29.35 (including Tenant’s obtaining all requisite permits and compliance with Landlord’s reasonable construction rules and conditions as well as Landlord’s reasonable approval of the contractors, vendors and materialmen in connection with the same), Tenant shall have the right, at no additional fee (but subject to Landlord’s reasonable approval as provided in this Section 29.35), to install and maintain, at Tenant’s sole cost and expense, satellite dishes and/or other telecommunications equipment (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the “Telecommunications Equipment”) upon the roof of the Building. Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the

Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. The physical appearance and the weight of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord subject to Tenant’s reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunications Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Telecommunications Equipment. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease, or, in the event Tenant no longer occupies the Premises, then upon the termination of Tenant’s rights under this Section 29.35, and shall return the affected portion of the rooftop and the Premises to the condition the rooftop and the Premises would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear excepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld, conditioned, or delayed. Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment, and Landlord shall have no liability therewith. Such Telecommunications equipment shall, in all instances, comply with Applicable Laws. Tenant shall not be entitled to license its Telecommunications Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Telecommunications Equipment by an unrelated third party. Tenant’s right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant’s Telecommunications Equipment.

29.36 Generator Rights. Tenant shall have the right to use, and shall reimburse Landlord for as part of Operating Expenses, Tenant’s pro rata share of electricity generated by the 680 KW back-up generator located at 680 Folsom Street (the “Back-Up Generator”) existing as of the date of this Lease, which is available for use by all tenants of the Building and 680 Folsom Street. Landlord covenants to maintain the Back-Up Generator (or other back-up generator with similar capacity) during the Lease Term.

29.37 Bicycle Parking Areas. During the Lease Term, Landlord shall provide to Tenant twenty (20) spaces within the bicycle parking area in the Project parking facility as shown on Exhibit H attached hereto (the “Bicycle Parking Area”). All maintenance costs incurred by Landlord in connection with this Section 29.37 shall be included in Operating Expenses to the extent permitted under Article 4 above. Landlord shall cause the Bicycle Parking Area to be made available for use by tenants and occupants of the Project on a first-come, first-served basis, subject to compliance with all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Bicycle Parking Area.

Without limiting the foregoing, Landlord, at its election, may require that, prior to using the Bicycle Parking Area, Tenant’s employees execute and deliver Landlord’s then-standard commercially reasonable form of license or other agreement, if any, governing use of the Bicycle Parking Area. Access to the Bicycle Parking Area may require an access card programmed by Landlord. If such access cards are required, Tenant shall be provided one such access card for each of Tenant’s employees parking a bicycle in the Bicycle Parking Area at no charge, provided that Tenant shall pay to Landlord the prevailing rate charged from time to time for any replacement access cards. Except if due to Landlord’s negligence or willful misconduct, Landlord shall have no liability or responsibility for any bicycles or personal property lost in or stolen from the Bicycle Parking Area regardless of whether such loss or theft occurs when the Bicycle Parking Area or any areas therein are locked or otherwise secured.

29.38 Tenant Competitor. Provided that this Lease is then in full force and effect and Original Tenant occupies the entire Premises, Landlord agrees that Landlord shall not, without the prior written consent of Tenant, enter into any lease, license or other agreement relating to the occupancy of space within the Project (each, an “Occupancy Agreement”) with any “Tenant Competitor” (hereinafter defined), or permit any tenant, subtenant, licensee or other occupant of the space with the Project under an Occupancy Agreement to assign its lease, license or other agreement for space in the Retail Space or sublet any portion of its premises to a Tenant Competitor (to the extent Landlord is able to reasonably withhold its consent to such agreement). For purposes hereof, the term “Tenant Competitor” shall mean the list of entities identified on Exhibit J, attached hereto. Once during each calendar month of February occurring during the Lease Term, Tenant shall be entitled to change any of the entities listed on Exhibit J upon written notice to Landlord, but the list shall in no event exceed ten (10) entities at any given time and any new Tenant Competitor must actually compete with Tenant in a similar nature and to the same extent as the entities originally listed on Exhibit J. Any change in the entities listed above shall be effective only on a prospective basis, and Landlord shall not be liable to Tenant for any Occupancy Agreement entered into by Landlord with respect to such new entity prior to receipt of Tenant’s notice adding such entity to the list of Tenant Competitors. Notwithstanding anything herein to the contrary, Landlord shall not be deemed to have violated the terms of this Section if any tenant or occupant of the Building merges or consolidates with or into, or acquires or is acquired by, any of the afore described Tenant Competitors, provided, that such transaction was not consummated for the purpose of circumventing this Section 29.38.

[signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

By:

By:

“Tenant”:

ATHENAHEALTH, INC., a Delaware corporation

PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

EXHIBIT A

50 HAWTHORNE STREET

OUTLINE OF PREMISES

EXHIBIT A

EXHIBIT A

EXHIBIT A

EXHIBIT A-1

50 HAWTHORNE STREET

PROJECT SITE PLAN

EXHIBIT A-1

EXHIBIT A-2

50 HAWTHORNE STREET

OUTLINE OF FIRST OFFER SPACE

EXHIBIT A-2

EXHIBIT B

50 HAWTHORNE STREET

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises, All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE BASE, SHELL AND CORE; DELIVERY CONDITION

1.1 Base, Shell and Core. Landlord has constructed (or is constructing, pursuant to Section 1.2, below), at its sole cost and expense, the base, shell, and core (i) of the Premises, and (ii) of the floors of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall be delivered by Landlord to Tenant in their presently existing, “as-is” condition, except as otherwise expressly provided in this Tenant Work Letter.

1.2 Delivery Condition. Landlord shall construct, at its sole cost and expense, and without deduction from the “Tenant Improvement Allowance,” as that term is defined in Section 2.1 below, certain Base, Shell and Core improvements (the “Base, Shell and Core Improvements”) set forth in Schedule 1 attached hereto in compliance with Applicable Laws (to the extent necessary to obtain a certificate of occupancy or its legal equivalent for the Building for the Permitted Use). Tenant acknowledges that Landlord reserves the right to modify or revise the Base, Shell and Core Improvements provided that such modifications are required to comply with any Applicable Laws. Landlord shall notify Tenant of any significant or material modification to the Base, Shell and Core Improvements as they relate to the initial Premises. The substantial completion of the Base, Shell and Core Improvements in material compliance with Schedule 1 (with the exception of any “punch-list” items and provided that the Base, Shell and Core and Base, Shell and Core Improvements existing as of the date of this Lease shall be accepted in their “as-is” condition) shall be referred to herein as the “Delivery Condition”. Landlord shall cause the Delivery Condition to occur on January 1, 2014, and shall tender possession of the Premises to Tenant for commencement of construction of the “Tenant Improvements,” as that term is defined in Section 2.1 below, on such date. The parties acknowledge and agree that Landlord may need to perform additional work after the delivery of the Building in the Delivery Condition (i.e., punch-list items), and Landlord and Tenant shall perform their respective work in the Premises in a manner so as not to delay the other party in the completion of its work.

EXHIBIT B

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance; Rooftop Deck Allowance; HVAC Allowance.

2.1.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of                                                                                                                                             by 55,726 rentable square feet) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed (including furniture, equipment and equipment attached to the walls, ceiling or slab) to the Premises (the “Tenant Improvements”). In addition, Landlord shall, within thirty (30) days of receiving an invoice therefor, reimburse Tenant up to                                                                                                                                                                  (the “Design Allowance”) for Tenant’s design costs relating to the preparation of a preliminary space plan, and such amounts shall not be deducted from the Tenant Improvement Allowance. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and the Design Allowance. In the event that the Tenant Improvement Allowance is not fully utilized by Tenant by the fourth (4th) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vender must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be approved by Landlord. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant at the time of Landlord’s approval of the same, but subject to the terms of Section 8.5 of the Lease regarding Landlord’s right to require Tenant to remove improvements, require Tenant, at Tenant’s expense, to remove any such Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and reasonably return the affected portion of the Premises to their condition existing prior to the installment of such Tenant Improvements, normal wear and tear excepted.

2.1.2 Rooftop Deck Allowance. Subject to the terms and conditions set forth in this Section 2.1.2, pursuant to a written notice delivered to Landlord, Tenant shall be entitled to increase the Tenant Improvement Allowance (the “Rooftop Deck Allowance”) up to One                                                                                                                                                                                       rentable square feet) for (i) “hard costs” solely relating to Tenant’s construction of the Rooftop Deck, and (ii) “soft costs” incurred by Tenant in connection with the Rooftop Deck (including fees for Tenant’s project manager, fees for the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter, for the Rooftop Deck), not to exceed an aggregate

EXHIBIT B

amount equal to              per rentable square foot of the Rooftop Deck. In the event that the Rooftop Deck Allowance is not fully utilized by Tenant by the fourth (4th) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. In the event Tenant exercises its right to use all or any portion of the Rooftop Deck Allowance, the monthly Base Rent for the Premises shall be increased by an amount equal to the “Additional Monthly Base Rent,” as that term is defined below, in order to repay the Rooftop Deck Allowance to Landlord. The “Additional Monthly Base Rent” shall be determined as the missing component of an annuity, which annuity shall have (w) the amount of the Rooftop Deck Allowance which Tenant elects to utilize as the present value amount, (x) the number of monthly rental payments that Tenant shall be required to make during the then-remaining term of Tenant’s lease of the Premises as the number of payments,                                                                                                                         divided by twelve (12) months per year, as the monthly interest factor and (z) the Additional Monthly Base Rent as the missing component of the annuity. In no event shall the Additional Monthly Base Rent (if any) be subject to the Base Rent abatement set forth in Section 3.2 of this Lease. If Tenant elects to utilize all or a portion of the Rooftop Deck Allowance, then (i) all references in this Tenant Work Letter to the “Tenant Improvement Allowance”, shall be deemed to include the Rooftop Deck Allowance which Tenant elects to utilize, (ii) the parties shall promptly execute an amendment (the “Rooftop Deck Allowance Amendment”) to this Lease setting forth the new amount of the Base Rent and Tenant Improvement Allowance computed in accordance with this Section 2.1.2, and (iii) the additional amount of monthly Base Rent owing in accordance with this Section 2.1.2 for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid by Tenant to Landlord at the time of Tenant’s execution of the Rooftop Deck Allowance Amendment.

2.1.3 HVAC Allowance. Subject to the terms and conditions set forth in this Section 2.1.2, pursuant to a written notice delivered to Landlord, Tenant shall be entitled to increase the Tenant Improvement Allowance (the “HVAC Allowance”) in an amount not to exceed One Hundred Thirty Nine Thousand Three Hundred Fifteen and 00/100 Dollars ($139,315.00) (i.e., $2.50 per rentable square foot of the Premises multiplied by 55,726 rentable square feet) for the costs to install up to fifteen (15) tons of supplemental HVAC capacity to the Premises (the “Supplemental HVAC”). In the event that the HVAC Allowance is not fully utilized by Tenant by the fourth (4th) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Such written notice shall be accompanied by a floor plan and furniture plan which clearly indicate that, due to Tenant’s design of the Tenant Improvements, the cooling capacity being provided by Landlord as part of the Base, Shell and Core is not adequate for the Permitted Use, and therefore additional cooling capacity is required. Landlord shall approve Tenant’s right to use the HVAC Allowance if Landlord reasonably determines that Tenant’s density and design is consistent with the layout of technology firms which occupy space in comparable buildings in the general vicinity of the Building. Tenant agrees that the HVAC Allowance shall be for the addition of cooling capacity upgrades to the Building Systems only (not including any distribution of HVAC on the floors of the Premises or the Building). If Tenant elects to utilize all or a portion of the HVAC Allowance, then all references in this Tenant Work Letter to the “Tenant Improvement Allowance”, shall be deemed to include the HVAC Allowance which Tenant elects to utilize.

EXHIBIT B

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Subject to the limitations set forth in Section 2.2.1.7, below, payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6 The cost of connection of the Premises to the Building’s energy management systems;

2.2.1.7 The “soft costs” incurred by Tenant in connection with the Tenant Improvements (including fees for Tenant’s project manager), which costs, when added to the consultant fees pursuant to Section 2.2.1.1, above, shall, notwithstanding anything to the contrary contained in this Tenant Work Letter,

2.2.1.8 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.2.1.9 Sales and use taxes and Title 24 fees; and

2.2.1.10 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

EXHIBIT B

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed..

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

EXHIBIT B

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord hereby approves Charles Rose Architects as an acceptable Architect hereunder. Tenant shall retain the engineering consultants designated by Tenant and reasonably approved in writing by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. To the extent any work is part of the Base Building (such as changes or modifications to the Base Building which are approved by Landlord pursuant to the provisions hereof in connection with the Rooftop Deck), then Tenant shall retain the engineering consultants, designated or approved by Landlord, which approval shall not be unreasonably withheld. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” To the extent that the Rooftop Deck and/or the Supplemental HVAC is not installed concurrently with the Tenant Improvements hereunder, Tenant shall submit separate Construction Drawings for such work to Landlord for approval pursuant to the terms of this Section 3. All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”)

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shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding anything set forth herein to the contrary, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Space Plan if a “Design Problem” exists. A “Design Problem” shall mean and refer to any design criteria which would (a) affect the Building Structure or Building Systems; (b) be in non-compliance with Codes or other Applicable Laws; (c) be seen from the exterior of the Premises; (d) cause material interference with Landlord, (e) not comply with the Standard Improvement Package; or (f) affect the certificate of occupancy or its legal equivalent for the Building or any portion thereof.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Such Final Working Drawings shall specifically include, without limitation, the calculations for any Supplemental HVAC to be provided to the Premises, as applicable. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within seven (7) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is approved by Landlord, which approval shall not be unreasonably withheld; provided that Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Working Drawings if a Design Problem exists or the Final Working Drawings are inconsistent with the Final Space Plan.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the “Permits”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

EXHIBIT B

3.5 Rooftop Deck. If Tenant desires to construct the Rooftop Deck, the same shall either (a) be included in the Construction Drawings, or (b) be included in Construction Drawings at the time Tenant submits its notice pursuant to Section 2.1.2, above. Notwithstanding anything to the contrary contained herein, and in addition to any other Landlord approval rights with respect to the Construction Drawings provided herein (or other approval rights relating to the Rooftop Deck as set forth in Section 1.1.4 of this Lease), any such construction of the Rooftop Deck shall be (1) subject to the approval of any applicable governmental entity, (2) subject to Landlord’s reasonable approval as set forth in Sections 3.1 through 3.4 above (provided that, with respect to the specific location, configuration and overall appearance, such approval shall not be unreasonably withheld provided the same is consistent with rooftop decks at Comparable Buildings and otherwise meets the requirements set forth herein), and (3) in compliance with any other covenants, conditions or restrictions affecting the Premises, Building and/or Project. Without limitation as to other reasonable grounds for withholding approval, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold approval to the construction of the Rooftop Deck if: (A) any applicable governmental authority imposes requirements or conditions that are reasonably anticipated to have an adverse and material economic impact on Landlord that Tenant cannot mitigate fully to Landlord’s reasonable satisfaction, including, without limitation, any affect on Landlord’s ability to lease space at the Building and/or Project in the future, (B) if the construction of the Rooftop Deck will adversely affect the Building Structure and/or Building Systems, or (C) if the construction of the Rooftop Deck is not in compliance with Applicable Laws. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for the construction of the Rooftop Deck. Notwithstanding anything to the contrary herein, Landlord makes no representation or warranty that (i) the construction of the Rooftop Deck will be approved by any applicable governmental authority, and (ii) the Building is in a condition to support the Rooftop Deck without substantial reinforcement of any portion of the Building (and any required reinforcement of the floor shall be shown in the Construction Drawings and subject to Landlord’s approval). If Tenant elects to construct the Rooftop Deck, then Tenant shall not be permitted, nor required, to remove the Rooftop Deck at the expiration or sooner termination of the Lease Term.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant and reasonably approved by Landlord.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be selected by Tenant and reasonably approved by Landlord and shall all be union labor in compliance with the then existing master labor agreements.

EXHIBIT B

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with evidence reasonably satisfactory to Landlord that Tenant has monies available (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Tenant Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Final Costs, and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, (b) Tenant has procured and delivered to Landlord a copy of all Permits, and (c) Tenant has provided to Landlord with evidence of the Over-Allowance Amount.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord’s rules and regulations for the construction of improvements in the Building, (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements, Tenant shall pay a

EXHIBIT B

logistical coordination fee (the “Coordination Fee”) to Landlord (i) for the Tenant Improvements,                                                                                                                                                                                                                                                                                 feet of the Premises), and (ii) for the Rooftop Deck, in an amount equal to              per rentable square foot multiplied by the rentable square footage of the Rooftop Deck, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements and the Rooftop Deck, respectively. In the event of a conflict between the Approved Working Drawings and Landlord’s construction rules and regulations, Landlord, in its sole and absolute discretion, shall determine which shall prevail.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

EXHIBIT B

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Tenant shall provide Landlord with reasonable prior notice of any inspection to be performed by a governmental entity in connection with the construction of the Tenant Improvements in order to allow Landlord to be present during such inspection. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the

EXHIBIT B

Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord four (4) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Mr. David Gonzales (of Avison Young) as its sole representative with respect to the matters set forth in this Tenant Work Letter,

EXHIBIT B

who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Peter Back as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5 Use of Building Elevators. Landlord shall permit Tenant and Contractor to use, at Landlord’s cost, the Building’s elevators in connection with the construction the Tenant Improvements and for Tenant’s initial move into the Premises, including the installation of Tenant’s furniture, fixtures, and equipment. In addition, for purposes of Tenant’s construction and move-in to the Premises, Tenant shall pad the elevators as reasonably required by Landlord and otherwise in a manner consistent with construction standards utilized at first-class office projects, comply with all rules and regulations promulgated by Landlord with respect to use of the elevators and repair any damage to the elevators caused by Tenant or Tenant’s Agents.

EXHIBIT B

SCHEDULE 1 TO EXHIBIT B

DELIVERY CONDITION

The Delivery Condition shall occur upon the substantial completion of the Base, Shell and Core Improvements pursuant to the construction drawings attached as Schedule 2 to Exhibit B (the “BB&C Construction Drawings”). The following is a summary of the Delivery Condition. In the event of any conflict between the following and the BB&C Construction Drawings, the BB&C Construction Drawings shall control.

CORE AND SHELL

Vertical Transportation

•	Two new MRL Mitsubishi 4-stop elevators with standard cab finishes.

•

Handicap accessible elevator controls and other items required by applicable code to the extent necessary for the issuance of a certificate of occupancy, or its legal equivalent, for office use (“Code Compliant”).

•	Within each elevator lobby: handicap accessible controls, signage, floor indicators, and other Code Compliant items.

Exit Stairs

•	One new core exit stairs serving the basement through penthouse level.

•	Refurbishing of one existing exit stair from basement to the third level.

Enclosure

•	All-new, high-efficiency dual glazed unitized curtain wall system.

•	New, low-albedo, built-up roofing membrane.

•	Thermal batt insulation under the roof structure.

Plumbing

•	Sanitary Waste and Vent

•	Complete new system from basement throughout building.

•	Floor and area drains in the basement, toilet rooms, and mechanical rooms.

•	Domestic Hot and Cold Water

•	New hot and cold water piping throughout the building.

•	Backflow preventers at the cold water main and for HVAC equipment.

•	Electrical water heaters serving the toilet room fixtures and janitor sinks.

•	4” waste and vent stubs on each floor.

•	1-1/4” domestic cold water stub and valve on each floor.

•	Future Reclaimed Water

•	Separate system with backflow devices for future supply (when available from the City of San Francisco) of reclaimed water to toilets and urinals.

•	Low-Flow Plumbing Fixtures and Faucets

•	Fixtures, faucets, and flush valves for toilet room fixtures.

•	Dual Height Drinking Fountains

•	Non-chilled drinking fountains at one side of the core.

SCHEDULE 1 TO

EXHIBIT B

•	Storm Drainage

•	Deck, roof, overflow, and planter drains connected to the city storm sewer systems.

•	Natural Gas

•	Piping from PG&E meter in basement connected to boilers in the roof penthouse.

Fire Protection Systems

•

All new fire sprinkler system providing Class 1 standpipe and sprinkler protection of the entire building. Tenant spaces will be in core and shell condition with upturned heads under the floor slabs above; provided that with respect to the Premises, such sprinkler system shall be constructed only to the extent necessary to be Code Compliant for a tenant space that does not contain any tenant improvements.

•	Exposure heads for building separation at the north end of the building.

HVAC

•	Central Plant

•	130-ton air-cooled VAV rooftop package unit.

•	Gas-fired, rooftop boiler for the perimeter VAV boxes.

•	Air circulation for the occupied portions of the building is designed at 0.85 cubic feet per minute per square foot of floor area.

•	Design occupant density is one per 100 square feet.

•	Distribution

•

Heating is provided by a single 1,000,000 BTUH heating boiler, circulation pumps and piping from the roof down through the first floor with 1-1/2” supply and return taps and valves at each floor for tenant distribution for future tenant VAV reheat boxes.

•	Base building duct mains providing cooled air to future tenant VAV boxes on each floor.

•	Controls

•	ALC DDC control system.

•	DDC panels at all floors.

•	Miscellaneous Ventilation

•	Exhaust system for toilet rooms with extra capacity for tenant uses such as copy room ventilation.

•	Auxiliary Condenser Water

•	One 90-ton closed circuit rooftop cooling tower with upsized pumps for 24/7 cooling.

•	5” Supply and return risers with 3” stub-outs on all floors for future tenant supplemental cooling.

•	Toilet Exhaust

•	Exhaust provided from a rooftop exhaust fan and duct installed into finished restrooms on each floor.

•	Future tenant exhaust duct stub on each floor for tenant exhaust capacity up to 300 CFM per floor.

•	Life Safety

•	Code Compliant dampers and fire protection for all penetrations at rated, vertical shafts.

SCHEDULE 1 TO

EXHIBIT B

•	Stair pressurization and tenant floor smoke exhaust as required for high rise construction.

Electrical

•	All new base building electrical infrastructure including subpanels in electrical closets on each floor.

•

Capacity to each floor of 400 amps at 480 volts with a) 400 amp breakers; b) conduit and conductors to support capacity; c) 400 amp, 480 volt three phase, four wire panels; d)112.5 Kva transformers fed from the 480 volt panels; e) 84 space 208/120 volt branch circuit panels at each floor on floors 1, 2 & 3 for tenant capacity and in an electrical closet on each floor.

•	Tenant spaces are designed for 8-watts per square foot available to the tenants for lights and power.

•	Fire Life Safety

•	A new addressable Code Compliant fire alarm system.

•	Life safety devices covering base building electrical, mechanical, janitor closets, toilet rooms, elevator lobbies, and stairwells.

•	Security

•	A base building perimeter security system including card readers and cameras at exterior entrance doors and service areas.

•	Tel/Data

•	One dedicated conduit stub to the tel/data closet on each tenant floor from the MPOE room.

Toilet Rooms

•

One pair of Code Compliant men’s and women’s toilet rooms on each floor 1 through 3. Finishes include ceramic tile floors and walls, solid surface countertops, stainless fittings and stainless steel toilet partitions.

Base Building Partitions and Columns

•	Core walls: delivered with gypsum board, fire taped.

•	Interior columns: exposed spray-on fireproofing.

•	Perimeter columns: gypsum board fire taped on the 3 interior surfaces, painted MDF on the exterior facing surface.

Floors

•	Concrete floors for the Premises, reasonably smooth at the basement level and the upper floor levels.

•	New raised flooring at the ground level.

Ceiling Heights

•	Typical floors are 15’ slab-to-slab.

•	The ground floor is 20’ top of raised floor to top of slab above.

•	The basement slab-to-slab height is 15’, same as the typical floors.

SCHEDULE 1 TO

EXHIBIT B

•	Base building MEPS rough-in will allow for maximum ceiling heights up to 11’ AFF on the upper levels.

Entry and Elevator Lobby

•	Stained concrete floors with stainless steel base.

•	Painted drywall partitions with a drywall “cloud” ceiling.

•	Guard desk and building directory.

Site/Terraces

•	New Code Compliant ramp from Hawthorne to the main entry.

•	New city sidewalks, curbs, and gutters all around the building with new city infrastructure including lighting, signage, and parking meters.

SCHEDULE 1 TO

EXHIBIT B

SCHEDULE 2 TO EXHIBIT B

BB&C CONSTRUCTION DRAWINGS

ILLEGIBLE

SCHEDULE 2

TO EXHIBIT B

ILLEGIBLE

BB&C

CONSTRUCTION

DRAWINGS

ILLEGIBLE

BB&C

CONSTRUCTION

DRAWINGS

ILLEGIBLE

/

ILLEGIBLE

/

ILLEGIBLE

As modified by the following: (1) that certain Request For Information No. 432rl, from Plant Construction Company, dated August 5, 2013; (2) that certain Request For Information No. 414, from Plant Construction Company, dated May 28, 2013;(3) that certain Request For Information No. 445, from Plant Construction Company, dated July 30, 2013; (4) that certain Request For

/

Information No. 451, from Plant Construction Company, dated August 19, 2013; (5) that certain Request For Information No. 455, from Plant Construction Company, dated September 11, 2013; and (6) that certain Request For Information No. 459, from Plant Construction Company, dated October 3, 2013.

/

EXHIBIT C

50 HAWTHORNE STREET

FORM OF NOTICE OF LEASE TERM DATES

Certified Mail:

Date:

To:	Copy
to:

Re:

Dated:

Between: Lessor or Landlord, and , a ,
Lessee or Tenant

In accordance with the subject document we wish to advise you and/or confirm your tenancy of:

Suite Number             , on the         floor of 50 Hawthorne Street, San Francisco, CA and that the following terms and conditions are accurate and in full force and effect:

Net rentable square feet		Lease term

Lease commencement date		Lease expiration date

Base rent schedule From	To:	Monthly Rent

$

Rent checks are
Payable to:	Mailed to:	All other inquiries to:
[APPROPRIATE ENTITY]	[APPROPRIATE ADDRESS]	Boston Properties
Four Embarcadero Center Lobby Level, Suite One San Francisco, CA 94111

Telephone: 415-772-0700 Fax: 415-982-1780

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

Pursuant to Article 2 of the above referenced document, we request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within 5 days of receipt. Per the lease language, however, failure to execute and return such notice within such time shall be conclusive that the information set forth is correct. A second letter is enclosed for your files.

Boston Properties, L.P.
Agreed to and Accepted:

By: Lease Administrator’s name	Date	By:	Date
Lease Administration		Its:

EXHIBIT C

EXHIBIT D

50 HAWTHORNE STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign or card access the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant’s sole cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be charged Landlord’s standard fee for the replacement of lost access cards. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of

EXHIBIT D

noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. Except in connection with the Cafeteria, no cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

EXHIBIT D

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

EXHIBIT D

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

50 HAWTHORNE STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                    , 20    by and between                    , as Landlord, and the undersigned, as Tenant, for Premises on the                    floor(s) of the office building located at 50 Hawthorne Street, San Francisco, California certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                    , and the Lease Term expires on            , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on            .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                    . The current monthly installment of Base Rent is $            .

7. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $            as provided in the Lease.

EXHIBIT E

9. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

10. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

13. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                    on the    day of            , 20    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E

EXHIBIT F

50 HAWTHORNE STREET

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

# ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

100722-ALL-GL-06-07

INSURED

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

COMPANY B

COMPANY C

COMPANY D

## COVERAGES

This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

| CO LTR | TYPE OF INSURANCE | POLICY NUMBER | POLICY EFFECTIVE DATE (MM/DD/YY) | POLICY EXPIRATION DATE (MM/DD/YY) | LIMITS | |
|---|---|---|---|---|---|---|
| | GENERAL LIABILITY<br>COMMERCIAL GENERAL LIABILITY<br>CLAIMS MADE / OCCUR<br>OWNER'S & CONTRACTOR'S PROT | | | | GENERAL AGGREGATE | $ |
| | | | | | PRODUCTS - COMP/OP AGG | $ |
| | | | | | PERSONAL & ADV INJURY | $ |
| | | | | | EACH OCCURRENCE | $ |
| | | | | | FIRE DAMAGE (Any one fire) | $ |
| | | | | | MED EXP (Any one person) | $ |
| | AUTOMOBILE LIABILITY<br>ANY AUTO<br>ALL OWNED AUTOS<br>SCHEDULED AUTOS<br>HIRED AUTOS<br>NON-OWNED AUTOS | | | | COMBINED SINGLE LIMIT | $ |
| | | | | | BODILY INJURY (Per person) | $ |
| | | | | | BODILY INJURY (Per accident) | $ |
| | | | | | PROPERTY DAMAGE | $ |
| | GARAGE LIABILITY<br>ANY AUTO | | | | AUTO ONLY - EA ACCIDENT | $ |
| | | | | | OTHER THAN AUTO ONLY: | |
| | | | | | EACH ACCIDENT | $ |
| | | | | | AGGREGATE | $ |
| | EXCESS LIABILITY<br>UMBRELLA FORM<br>OTHER THAN UMBRELLA FORM | | | | EACH OCCURRENCE | $ |
| | | | | | AGGREGATE | $ |
| | | | | | | $ |
| | WORKERS COMPENSATION AND EMPLOYERS' LIABILITY | | | | X WC STATUTORY LIMITS / OTHER | |
| | | | | | EACH ACCIDENT | $ |
| | THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL | | | | DISEASE - POLICY LIMIT | $ |
| | | | | | DISEASE - EACH EMPLOYEE | $ |
| | OTHER | | | | | |

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

## CERTIFICATE HOLDER

NYC-002611111-01

## CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES

AUTHORIZED REPRESENTATIVE

Nancy Bartolino

ACORD 25 (11/05)

© ACORD CORPORATION 1988

EXHIBIT F

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): E-MAIL ADDRESS:	
CODE: SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ________ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

EXHIBIT F

EXHIBIT G

50 HAWTHORNE STREET

LOCATION OF EXTERIOR SIGNAGE

EXHIBIT G

EXHIBIT H

50 HAWTHORNE STREET

LOCATION OF BICYCLE PARKING AREA

(20 BICYCLE CAPACITY)

EXHIBIT H

EXHIBIT J

TENANT COMPETITORS

1.	Allscripts-Misys Healthcare Solutions, Inc.

2.	eClinicalWorks, LLC

3.	Epic Systems Corporation

4.	GE Healthcare

5.	Greenway Medical Technologies, Inc.

6.	Quality Systems, Inc.

7.	Sage Software Healthcare, Inc.

8.	SCI Solutions, Inc.

9.	Siemens Medical Solutions USA, Inc.

10.	CareCloud, Inc.

EXHIBIT J

EXHIBIT K

CAFETERIA CONCEPT PLAN

5
3
STAIR NO.6
MEN'S WC
K
TIMEOUT ROOM
VENDING MACHINE
VENDING MACHINE
PANTRY
COFFEE MACHINE
FOOD PREP
LAN ROOM
FRIDGE/ FREEZER
FRIDGE/ FREEZER
J
COPY ROOM
CONFERENCE ROOM
PRIVATE OFFICE

1 **PLAN DETAIL AT PANTRY - 2ND FLOOR**

3/16" = 1'-0"

| SHEET | PLAN DETAIL AT PANTRY 2ND FLOOR | ATHENAHEALTH | CHARLES ROSE ARCHITECTS INC |
|---|---|---|---|
| SK-1 | ISSUED: 11/25/2013<br>SCALE: 3/16" = 1'-0" | 50 HAWTHORNE ST<br>SAN FRANCISCO, CA 94105 | 115 WILLOW AVENUE<br>SOMERVILLE, MA 02144<br>TELEPHONE 617.628.5033<br>WWW.CHARLESROSEARCHITECTS.COM<br>© CHARLES ROSE ARCHITECTS INC |

EXHIBIT K

5
3
K
J
STAIR NO.6
MEN'S WC
TIMEOUT ROOM
WTR
VENDING MACHINE
VENDING MACHINE
PANTRY
MILK FRIDGE
COFFEE MACHINE
ICE
FOOD PREP
DW
LAN ROOM
FRIDGE/ FREEZER
FRIDGE/ FREEZER
UA
UA
RANGE
ELEV MACH.
ELEV VESTIBULE
PRIVATE OFFICE

1 PLAN DETAIL AT PANTRY - 3RD FLOOR

3/16" = 1'-0"

| SHEET | PLAN DETAIL AT PANTRY<br>3RD FLOOR | ATHENAHEALTH | CHARLES ROSE ARCHITECTS INC |
|---|---|---|---|
| SK-2 | ISSUED: 11/25/2013<br>SCALE: 3/16" = 1'-0" | 50 HAWTHORNE ST<br>SAN FRANCISCO, CA 94105 | 115 WILLOW AVENUE<br>SOMERVILLE, MA 02144<br>TELEPHONE 617.628.5033<br>WWW.CHARLESROSEARCHITECTS.COM<br>© CHARLES ROSE ARCHITECTS INC |
| PROJECT NO.: 11024 | | | |

EXHIBIT K

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”). dated as of August 7, 2014. is entered into by and between                                                               LLC, a Delaware limited liability company (“Landlord”) and ATHENAHEALTH, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of November 26, 2013 (the “Lease”) with respect to 55,726 rentable square feet of space, consisting of (i) 16,682 rentable square feet located on the ground floor of the Building and commonly known as Suite 100, (ii) the entire second (2nd) floor of the Building (which second (2nd) floor contains 19,522 rentable square feet of space) commonly known as Suite 200, and (iii) the entire third (3rd) floor of the Building (which third (3rd) floor contains 19,522 rentable square feet of space) commonly known as Suite 300 (collectively, the “Premises”) in the building known as 50 Hawthorne Street, San Francisco, California (the “Building”); and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Premises Delivery Date. Section 3.2 of the Summary of Basic Lease Information (the “Summary”) is restated in its entirety to read:

3.2 Premises Delivery Date: February 1, 2014.

2.	Lease Commencement Date. Section 3.3 of the Summary is restated in its entirety to read:

3.3 Lease Commencement Date: July 1, 2014.

3.	Lease Expiration Date. Section 3.4 of the Summary is restated in its entirety to read:

3.4 Lease Expiration Date: June 30, 2026, as such date may be extended if Tenant exercises one or two of the “Option Terms,” as that term is defined in Section 2.2, below, as set forth in Section 2.2, below.

4.	Base Rent. Section 4 of the Summary is restated in its entirety to read:

4. Base Rent
Period During Lease Term	Annual Base Rent*	Monthly Installment of Base Rent*	Approximate Annual Base Rental Rate Per Rentable Square Foot***

July 1, 2014 – September 30, 2014**	$
October 1, 2014 – June 30, 2015**	$
July 1, 2015 – June 30, 2016	$
July 1, 2016 – June 30, 2017	$
July 1, 2017 – June 30, 2018	$
July 1, 2018 – June 30, 2019	$
July 1, 2019 – June 30, 2020	$
July 1, 2020 – June 30, 2021	$
July 1, 2021 – June 30, 2022	$
July 1, 2022 – June 30, 2023	$
July 1, 2023 – June 30, 2024	$
July 1, 2024 – June 30, 2025	$
July 1, 2025 – June 30, 2026	$

*

Commencing on October 1, 2014, and continuing thereafter for the remainder of the Lease Term, the Annual Base Rent and Monthly Installment of Base Rent include an amount equal to $             per month as Base Rent for the Rooftop Deck (the “Base Rent for Rooftop Deck”).

**

Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.2, below, Tenant shall not be obligated to pay Base Rent (i) attributable to the entirety of the Premises for the period commencing on July 1, 2014 and ending on September 30, 2014, and (ii) attributable to 15,000 rentable square feet of the Premises (in an amount equal to $             per month) for the period commencing on October 1, 2014 and ending on June 30, 2015.

***

The Approximate Annual Base Rental Rate Per Rentable Square Foot listed in the foregoing Base Rent Schedule is based on the rentable square feet allocated to the Premises, exclusive of the rentable square feet allocated to the Rooftop Deck.

5.	Rooftop Deck. Section 1.1.4 of the Lease is restated in its entirety to read:

1.1.4 Rooftop Deck. Subject to the terms and conditions contained in this Section 1.1.4 and elsewhere in this Lease, Tenant shall have an exclusive license to use that certain rooftop deck adjacent to and accessible from the Premises (the “Rooftop Deck”) commencing on October 1, 2014 and continuing through the Lease Term, as the same may be extended. The Rooftop Deck shall not be included in the rentable square feet of the Premises for purposes of this Lease. The license to use the Rooftop Deck granted to Tenant hereby is personal to the “Original Tenant,” as that term is defined in Section 1.3, below, and shall not be assigned, sublet or otherwise transferred in any way or manner; provided, however, that, notwithstanding the foregoing, the Original Tenant may assign, sublet or otherwise transfer such license in connection with (a) a sublet of the third (3rd) floor of the Premises to a Permitted Transferee or to a sublessee otherwise approved by Landlord pursuant to Article 14, below, or (b) an assignment of this Lease or sublet of the entire Premises to a Permitted Transferee or to an assignee or sublessee otherwise approved by Landlord pursuant to Article 14, below. Tenant shall be responsible for the compliance of the Rooftop Deck with any applicable laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at Tenant’s sole cost and expense, provide janitorial services to the Rooftop Deck in a manner consistent with janitorial provided at rooftop decks at Comparable Buildings. Tenant shall have no right to alter, change or make improvements to the Rooftop Deck except in accordance with the terms and conditions of this Section 1.1.4 and Article 8, below. Tenant shall keep the doors to the Rooftop Deck closed and shall not prop open the same. If the opening of the doors to the Rooftop Deck affects the balancing of the heating, air conditioning and ventilation system serving the Premises or serving any other portion of the Building, then any repairs which may be necessary as a result thereof shall be performed at Tenant’s sole cost and expense. Landlord shall maintain the Rooftop Deck as part of the “Building Structure,” as that term is defined in Section 7.1 below, in accordance with the terms and conditions of Section 7.1, below. Subject to the terms and conditions of this Section 1.1.4 and the load requirements of the Rooftop Deck, Tenant shall have the right to place and maintain furniture (including, without limitation, chairs, tables, and/or trash receptacles) and plants or shrubbery (collectively, the “Deck Furniture”) on the Rooftop Deck; provided that the same are appropriately secured in such a manner that does not penetrate the membrane of the Rooftop Deck or compromise its performance; and further provided that, all Deck Furniture, and the method by which the same are secured, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Notwithstanding Landlord’s review and approval of the Deck Furniture or the method by which the same are secured, Tenant shall remain solely liable for any liability arising out of the placement of the Deck Furniture on the Rooftop Deck, and Landlord shall have no liability in connection therewith. Tenant shall remove any Deck Furniture from the Rooftop Deck upon the expiration or earlier termination of this Lease, or upon the termination of Tenant’s rights under this Section 1.1.4, and shall return the affected portion of the Rooftop Deck to the condition the Rooftop Deck would have been in had no such Deck Furniture been installed, reasonable wear and tear excepted. Tenant shall be permitted to display graphics, signs or insignias or the like on the Rooftop Deck provided that the same (A) are not visible from street level, (B) do not consist of an “Objectionable Name,” as that term is defined in Section 23.2.2, below, and (C) are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s use of the Rooftop Deck shall be subject to such additional reasonable rules, regulations and restrictions as Landlord may make from time to time concerning the Rooftop Deck. Except as expressly set forth in this Section 1.1.4, all of the terms, conditions, limitations and restrictions contained in this Lease pertaining to the Premises and Tenant’s use thereof shall apply equally to the Rooftop Deck and Tenant’s use thereof, including, without limitation, Tenant’s indemnity of Landlord set forth in Section 10.1, below, Tenant’s insurance obligations set forth in Article 10, below, and Tenant’s obligations to comply with law set forth in Article 24, below. The license to use the Rooftop Deck granted to Tenant hereby shall be revocable by Landlord for cause upon written notice to Tenant, and Landlord thereafter shall have the right to enter the Premises to lock the Rooftop Deck or otherwise prevent Tenant’s access thereto (in which case Tenant shall continue to be required to pay the Base Rent for Rooftop Deck to Landlord subject, however, to the provisions of Article 19, below). As used in this Section 1.1.4, “cause” shall include, without limitation, any of the following: (i) Landlord’s good faith determination that the license granted hereby and/or the use of the Rooftop Deck creates a hazard or threatens the safety and/or security of persons or property or endangers or otherwise interferes with the use and occupancy of the Building by Landlord, its employees, agents or contractors or other tenants or occupants of the Building or the Project, or constitutes a nuisance; provided that, to the extent any such condition is not within Tenant’s reasonable control, Landlord and Tenant shall mutually and reasonably cooperate (at no cost to Landlord) to resolve (to the extent reasonably practical) such condition in order to allow Tenant to continue its use of the Rooftop Deck; (ii) the license granted hereby constitutes a violation of or otherwise conflicts with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, or results in increased rates of insurance for the

Building (unless Tenant agrees to pay for such increased rates as part of Additional Rent); or (iii) Tenant fails to comply with any of the terms, conditions, limitations or restrictions contained in this Section 1.1.4 or elsewhere in this Lease which apply to the Rooftop Deck or Tenant’s use thereof.

6.	Tenant Improvement Allowance; HVAC Allowance. Section 2.1 of Exhibit B to the Lease is renamed “Tenant Improvement Allowance; HVAC Allowance.”

7.	Rooftop Deck Allowance. Section 2.1.2 of Exhibit B to the Lease is deleted in its entirety.

8.	Selection of Architect/Construction Drawings. Section 3.1 of Exhibit B to the Lease is restated in its entirety to read:

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord hereby approves Charles Rose Architects as an acceptable Architect hereunder. Tenant shall retain the engineering consultants designated by Tenant and reasonably approved in writing by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. To the extent any work is part of the Base Building, then Tenant shall retain the engineering consultants designated or approved by Landlord, which approval shall not be unreasonably withheld. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” To the extent that the Supplemental HVAC is not installed concurrently with the Tenant Improvements hereunder, Tenant shall submit separate Construction Drawings for such work to Landlord for approval pursuant to the terms of this Section 3. All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

9.	Rooftop Deck Construction. Section 3.5 of Exhibit B to the Lease is restated in its entirety to read:

3.5 Rooftop Deck. Landlord shall retain BCCI Construction Company (“Landlord’s Contractor”) to construct the Rooftop Deck pursuant to that certain Not To Exceed Pre Release Request prepared Landlord’s Contractor, dated June 11, 2014, and consisting of four (4) pages (the “Job Budget”). The cost to construct the Rooftop Deck shall be paid by Landlord, and shall not be deducted from the Tenant Improvement Allowance or the HVAC Allowance; provided, however, in connection therewith, in no event shall Landlord be required to spend more than the amount set forth in the Job Budget. In the event the actual cost to construct the Rooftop Deck is more than the amount set forth in the Job Budget, then Landlord shall have the right to reduce the scope of work set forth the Job Budget in order to reduce the actual cost to an amount equal to or less than the amount set forth in the Job Budget. Tenant’s construction manager shall oversee the day-to-day construction of the Rooftop Deck and Landlord shall direct Landlord’s Contractor to reasonably cooperate with Tenant and Tenant’s construction manager in connection with the construction of the Rooftop Deck.

10.	Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Section 4.2.2.1 of Exhibit B to the Lease is restated in its entirety to read:

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i)the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord’s rules and regulations for the construction of improvements in the Building, (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the

“Coordination Fee”) to Landlord (i) for the Tenant Improvements, in an amount equal to                                                                                                                                                              multiplied by 55,726 rentable square feet of the Premises), and (ii) for the Rooftop Deck, in an amount equal to                                                                                                                                                                                  multiplied by 6,935 rentable square feet of the Rooftop Deck), which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements and the Rooftop Deck, respectively. In the event of a conflict between the Approved Working Drawings and Landlord’s construction rules and regulations, Landlord, in its sole and absolute discretion, shall determine which shall prevail.

11.	The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this First Amendment.

12.	Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

13.	In the event of a conflict between this First Amendment and the Lease, this First Amendment shall control.

14.	Capitalized terms used in this First Amendment but not defined in this First Amendment have the meanings ascribed to them in the Lease.

15.	This First Amendment shall not be effective until it has been duly executed by the parties hereto.

16.	This First Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument.

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed the day and date first above written.

“Landlord”:

“Tenant”:

ATHENAHEALTH, INC., a Delaware corporation

[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT]

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of March 13, 2015 by and between                                                                                    limited partnership, formerly known as                                                   (“Landlord”) and ATHENAHEALTH, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into that certain Office Lease dated as of November 26, 2013, as amended by that certain First Amendment to Lease dated as of August 7, 2014 (collectively, the “Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord a total of 55,726 rentable square feet of space consisting of (i) 16,682 rentable square feet of space commonly known as Suite 100, (ii) 19,522 rentable square feet of space commonly known as Suite 200, and (iii) 19,522 rentable square feet of space commonly known as Suite 300 (the “Premises”) and located in that certain office building known as 50 Hawthorne Street located in San Francisco, California (the “Building”).

B. Landlord and Tenant desire permit occupancy of the Premises by parties other than Tenant, and in connection therewith Landlord and Tenant desire to amend the Original Lease on the terms and conditions contained herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as is given such terms in the Original Lease. From and after the date hereof, all references in the Original Lease and herein to the “Lease” shall mean and refer to the Original Lease, as amended hereby.

2. Occupancy By Others. Notwithstanding any contrary provision of Article 14 of the Original Lease, the Original Tenant (and any Permitted Transferee Assignee) shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of the Transfer Premium, but on not less than thirty (30) days prior written notice to Landlord, to permit the occupancy of up to 3,000 rentable square feet of the Premises, in the aggregate, to any individual(s) or entities, which occupancy shall include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants, and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on

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Transfers pursuant to Article 14 of the Lease. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 2 shall not be deemed a Transfer under Article 14 of the Lease and shall be deemed occupancy by Tenant for purposes of the Tenant Competitor provisions of Section 29.38 of the Lease. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

3. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Lessee’s dealings with any real estate broker or agent. The terms of this Section 3 shall survive the expiration or earlier termination of this Amendment or the Lease.

4. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

5. Counterparts. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single agreement.

6. Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”:

-
-

“Tenant”:

ATHENAHEALTH, INC.,

a Delaware corporation

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680 FOLSOM

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of August 18, 2016 by and between                                                                                 a Delaware limited partnership (“Landlord”), and ATHENAHEALTH, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord, and Tenant entered into that certain Office Lease (the “Lease”) dated November 26, 2013, as amended by that certain First Amendment to Lease dated as of August 7, 2014, and as amended by that certain Second Amendment to Lease dated as of March 13, 2015 (collectively, the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 55,726 rentable square feet of space consisting of (i) 16,682 rentable square feet of space commonly known as Suite 100, (ii) 19,522 rentable square feet of space commonly known as Suite 200, and (iii) 19,522 rentable square feet of space commonly known as Suite 300 (the “Premises”), located in that certain office building known as 50 Hawthorne Street located in San Francisco, California (the “Building”), which Building is owned by Landlord.

B. Landlord and Tenant desire to make certain modifications to the Original Lease, and in connection therewith Landlord and Tenant desire to amend the Original Lease on the terms and conditions contained herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as is given such terms in the Original Lease. From and after the date hereof, all references in the Original Lease and herein to the “Lease” shall mean and refer to the Original Lease, as amended hereby.

2. Tenant’s Dogs.

2.1 In General. Subject to the provisions of this Section 2, and the Rules and Regulations, Tenant shall be permitted to bring up to a total of five (5) non-aggressive, fully domesticated, fully-vaccinated dogs into the Premises (which dogs are owned by Tenant or an officer or employee of Tenant) (“Tenant’s Dogs”). Tenant’s Dogs must be on a leash while in any area of the Building outside of the Premises, which shall include the parking garage. Within three (3) business days following Tenant’s receipt of Landlord’s request, Tenant shall provide

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Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by Tenant’s Dogs. Tenant’s Dogs shall not be brought to the Building if such dog is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and lyme disease). While in the Project, Tenant’s Dogs must be taken directly to/from Premises on a leash, including the parking garage at the Premises. Tenant shall not permit any objectionable dog related odors to emanate from the Premises, and in no event shall Tenant’s Dogs be at the Building overnight. All bodily waste generated by Tenant’s Dogs in or about the Building shall be promptly removed and disposed of in trash receptacles designated by Landlord and any areas of the Project affected by such wasted shall be cleaned and otherwise sanitized. No Tenant’s Dogs shall be permitted to enter the Building if such Tenant’s Dogs previously exhibited dangerously aggressive behavior.

2.2 Air Quality. Landlord reserves the right to test the air quality every two (2) years at the Premises at the sole cost and expense of the Tenant. If such tests disclose contaminants in the air, relating to the presence of Tenant’s Dogs in the Premises, Tenant, at Tenant’s sole cost and expense, shall take prompt measures to restore the air quality to normal.

2.3 Cleaning; Floor Maintenance. Landlord reserves the right to require Tenant to perform additional cleaning of the Premises as a result of the presence of Tenant’s Dogs in the Premises. Additionally, any damage to the raised flooring and sub-flooring within the Premises due to the presence of the Tenant’s Dogs in the Premises, shall be repaired and replaced by Tenant, at Tenant’s sole cost and expense.

2.4 Cost and Expenses. Tenant shall pay to Landlord, within ten (10) business days after demand, all costs incurred by Landlord in connection with the presence of Tenant’s Dogs in the Building or Premises, but not limited to, janitorial, waste disposal, landscaping, signage, repair, and legal costs and expenses. In the event Landlord receives any verbal or written complaints from other occupants at the Project in connection with health-related issues (e.g. allergies) related to the presence of Tenant’s Dogs in the Premises or the Project, Landlord and Tenant shall promptly meet and mutually confer, in good faith, to determine appropriate mitigation measures to eliminate the causes of such complaints (which mitigation measures may include, without limitation, additional and/or different air filters to be installed in the Premises HVAC system, or elsewhere in the Building), and Tenant shall cause such measures to be taken promptly at its sole cost or expense.

2.5 Indemnity. The indemnification provisions of Article 10 of the Original Lease shall apply to any claims relating to any of Tenant’s Dogs.

2.6 Rights Personal to Original Tenant. The right to bring in Tenant’s Dogs into the Premises pursuant to this Section 2 is personal to the Original Tenant and its Permitted Transferees. If Tenant assigns the Lease or sublets all or any portion of the Premises, then, as to the entire Premises, upon such assignment, or, as the portion of the Premises sublet, upon such subletting and until the expiration of such sublease, the right to bring Tenant’s Dogs into such portion of the Premises shall simultaneously terminate and be of no further force or effect.

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3. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, though, or under the indemnifying party. The terms of this Section 4 shall survive the expiration or earlier termination of this Amendment or the Lease.

4. No Default. Tenant represents, warrants and covenants to Landlord that, to Tenant’s knowledge as of the date of this Amendment, Landlord is not in default of any of its obligations under the Original Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord. As of the date hereof, Tenant has no offsets, setoffs, rebates, concessions, claims or defenses against or with respect to the payment of Base Rent, Additional Rent or any other sums payable under the Lease.

5. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Original Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Original Lease, and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

6. Counterparts. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single agreement.

7. Authority. If Tenant is a corporation, trust or partnership, each individual executing this Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Amendment and that each person signing on behalf of Tenant is authorized to do so.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”

-
-

“Tenant”:

ATHENAHEALTH, INC.,

a Delaware corporation

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FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of April 5, 2017 by and between                                                                          , a Delaware limited partnership (“Landlord”), and ATHENAHEALTH, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord, and Tenant entered into that certain Office Lease (the “Lease”) dated November 26, 2013, as amended by that certain First Amendment to Lease dated as of August 7, 2014, as amended by that certain Second Amendment to Lease dated as of March 13, 2015 (the “Second Amendment”), and as amended by that certain Third Amendment to Lease dated as of August 18, 2016 (collectively, the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 55,726 rentable square feet of space consisting of (i) 16,682 rentable square feet of space commonly known as Suite 100, (ii) 19,522 rentable square feet of space commonly known as Suite 200, and (iii) 19,522 rentable square feet of space commonly known as Suite 300 (the “Premises”), located in that certain office building known as 50 Hawthorne Street located in San Francisco, California (the “Building”), which Building is owned by Landlord.

B. Landlord and Tenant desire to make certain modifications to the Original Lease, and in connection therewith Landlord and Tenant desire to amend the Original Lease on the terms and conditions contained herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as is given such terms in the Original Lease. From and after the date hereof, all references in the Original Lease and herein to the “Lease” shall mean and refer to the Original Lease, as amended hereby.

2. Occupancy By Others. Tenant has requested and Landlord has agreed, to expand Tenant’s right to permit occupancy of the Premises by others as set forth in Section 2 of the Second Amendment. Therefore, Section 2 of the Second Amendment is hereby deleted in its entirety and replaced the following:

“Notwithstanding any contrary provision of Article 14 of the Original Lease, the Original Tenant (and any Permitted Transferee Assignee) shall have

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the right, without the receipt of Landlord’s consent and without payment to Landlord of the Transfer Premium, but on not less than thirty (30) days prior written notice to Landlord, to permit the occupancy of up to two (2) floors of the Premises, in the aggregate, to any individual(s) or entities, which occupancy shall include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants, and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to Article 14 of the Lease. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 2 shall not be deemed a Transfer under Article 14 of the Lease and shall be deemed occupancy by Tenant for purposes of the Tenant Competitor provisions of Section 29.38 of the Lease. Landlord shall have the right, no more than once per calendar year, to review Tenant’s books and records with respect to the use of the Premises by such other occupants to confirm compliance with conditions (i)-(iii) above, and if such conditions are not met, to the extent any Transfer Premium would result from such occupancy if such occupancy had been deemed a Transfer, Landlord shall be entitled to collect a portion of any such Transfer Premium calculated in accordance with Section 14.3 of the Lease. Notwithstanding anything to the contrary set forth herein or elsewhere in the Lease, no such occupancy shall relieve Tenant from any liability under the Lease.”

3. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 3 shall survive the expiration or earlier termination of this Amendment or the Lease.

4. No Default. Tenant represents, warrants and covenants to Landlord that, to Tenant’s knowledge as of the date of this Amendment, Landlord is not in default of any of its obligations under the Original Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord. As of the date hereof, Tenant has no offsets, setoffs, rebates, concessions, claims or defenses against or with respect to the payment of Base Rent, Additional Rent or any other sums payable under the Lease.

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5. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Original Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Original Lease, and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

6. Counterparts. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single agreement.

7. Authority. If Tenant is a corporation, trust or partnership, each individual executing this Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Amendment and that each person signing on behalf of Tenant is authorized to do so.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”

“Tenant”:

ATHENAHEALTH, INC.,

a Delaware corporation

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